Exhibit 2.11






                                        AMENDED AND RESTATED CREDIT AGREEMENT


                                            DATED AS OF DECEMBER 20, 1996


                                                        AMONG


                                           REGENCY HEALTH SERVICES, INC.,
                                                    as Borrower,

                                             THE LENDERS LISTED HEREIN,
                                                     as Lenders,

                                         NATIONSBANC CAPITAL MARKETS, INC.,
                                                    as Arranger,

                                                         and

                                             NATIONSBANK OF TEXAS, N.A.,
                                                      as Agent






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                                            REGENCY HEALTH SERVICES, INC.

                                                  CREDIT AGREEMENT

                                                  TABLE OF CONTENTS

                                                                            Page

Section 1.        DEFINITIONS................................................  2
         1.1      Certain Defined Terms......................................  2
         1.2      Accounting Terms; Utilization of GAAP for Purposes of
                  Calculations Under Agreement............................... 28
         1.3      Other Definitional Provisions and Rules of Construction.... 28

Section 2.        AMOUNTS AND TERMS OF COMMITMENTS AND LOANS................. 28
         2.1      Commitments; Making of Loans; Notes........................ 28
         2.2      Interest on the Loans...................................... 31
         2.3      Fees....................................................... 36
         2.4      Repayments, Prepayments and Reductions in Commitments; General
                  Provisions Regarding Payments.............................  38
         2.5      Use of Proceeds............................................ 41
         2.6      Special Provisions Governing Eurodollar Rate Loans......... 41
         2.7      Increased Costs; Taxes; Capital Adequacy................... 43
         2.8      Obligation of Lenders and Issuing Lenders to Mitigate...... 48
         2.9      Substitution of Lenders.................................... 48

Section 3.        LETTERS OF CREDIT.......................................... 49
         3.1      Issuance of Letters of Credit and Lenders' Purchase of
                  Participations Therein..................................... 49
         3.2      Letter of Credit Fees...................................... 51
         3.3      Drawings and Reimbursement of Amounts Paid Under Letters of
                  Credit..................................................... 52
         3.4      Obligations Absolute....................................... 54
         3.5      Indemnification; Nature of Issuing Lenders' Duties......... 55
         3.6      Existing Letters of Credit................................. 57
         3.7      Increased Costs and Taxes Relating to Letters of Credit.... 57

Section 4.        CONDITIONS TO LOANS AND LETTERS OF CREDIT.................. 58
         4.1      Conditions to Initial Extensions of Credit................. 58
         4.2      Conditions to Loans........................................ 62
         4.3      Conditions to Letters of Credit............................ 64

Section 5.        COMPANY'S REPRESENTATIONS AND WARRANTIES................... 65
         5.1      Organization, Powers, Qualification, Good Standing, Business
                  and Subsidiaries........................................... 65
         5.2      Authorization of Borrowing, etc............................ 66
         5.3      Financial Condition........................................ 67
         5.4      No Material Adverse Change; No Restricted Junior Payments.. 67
         5.5      Title to Properties; Liens................................. 67
         5.6      Litigation; Adverse Facts.................................. 68
         5.7      Payment of Taxes........................................... 68
         5.8      Performance of Agreements; Materially Adverse Agreements... 68
         5.9      Governmental Regulation.................................... 69
         5.10     Securities Activities...................................... 69
         5.11     Employee Benefit Plans..................................... 69
         5.12     Certain Fees............................................... 70
         5.13     Environmental Protection................................... 70
         5.14     Employee Matters........................................... 71
         5.15     Solvency................................................... 71
         5.16     Matters Relating to Collateral............................. 71
         5.17     Disclosure................................................. 72
         5.18     Regulatory Compliance...................................... 73
         5.19     Existing Letters of Credit................................. 74

Section 6.        COMPANY'S AFFIRMATIVE COVENANTS............................ 75
         6.1      Financial Statements and Other Reports..................... 75
         6.2      Corporate Existence, etc................................... 79
         6.3      Payment of Taxes and Claims; Tax Consolidation............. 80
         6.4      Maintenance of Properties; Insurance....................... 80
         6.5      Inspection Rights; Audits of Accounts Receivable........... 81
         6.6      Compliance with Laws, etc.................................. 82
         6.7      Preservation of Licenses, etc.............................. 82
         6.8      Environmental Disclosure................................... 82
         6.9      Execution of Subsidiary Guaranty and Personal Property
Collateral Documents by Certain Subsidiaries and Future Subsidiaries......... 83
         6.10     Officer's Certificate Regarding Restricted Junior Payments. 84
         6.11     Employee Stock Discount Program............................ 84

Section 7.        COMPANY'S NEGATIVE COVENANTS............................... 84
         7.1      Indebtedness............................................... 84
         7.2      Liens and Related Matters.................................. 86
         7.3      Investments; Joint Ventures................................ 88
         7.4      Contingent Obligations..................................... 89
         7.5      Restricted Junior Payments................................. 91
         7.6      Financial Covenants........................................ 92
         7.7      Restriction on Fundamental Changes; Asset Sales and
                  Acquisitions............................................... 93
         7.8      Consolidated Capital Expenditures.......................... 95
         7.9      Fiscal Year................................................ 96
         7.10     Sales and Lease-Backs...................................... 96
         7.11     Sale or Discount of Receivables............................ 96
         7.12     Transactions with Shareholders and Affiliates.............. 97
         7.13     Disposal of Subsidiary Stock............................... 97
         7.14     Conduct of Business........................................ 97
         7.15     Amendments of Documents Relating to Subordinated
                  Indebtedness............................................... 98

Section 8.        EVENTS OF DEFAULT.......................................... 98
         8.1      Failure to Make Payments When Due.......................... 98
         8.2      Default in Other Agreements................................ 98
         8.3      Breach of Certain Covenants................................ 99
         8.4      Breach of Warranty......................................... 99
         8.5      Other Defaults Under Loan Documents........................ 99
         8.6      Involuntary Bankruptcy; Appointment of Receiver, etc....... 99
         8.7      Voluntary Bankruptcy; Appointment of Receiver, etc.........100
         8.8      Judgments and Attachments..................................100
         8.9      Dissolution................................................100
         8.10     Employee Benefit Plans.....................................101
         8.11     Material Adverse Effect....................................101
         8.12     Change in Control..........................................101
         8.13     Invalidity of Subsidiary Guaranties; Failure of Security;
                  Repudiation of Obligations.................................101
         8.14     Loss of Licenses, etc......................................102

Section 9.        AGENT......................................................103
         9.1      Appointment................................................103
         9.2      Powers and Duties; General Immunity........................103
         9.3      Representations and Warranties; No Responsibility For
                  Appraisal of Creditworthiness..............................105
         9.4      Right to Indemnity.........................................105
         9.5      Successor Agent............................................105
         9.6      Collateral Documents and Subsidiary Guaranties.............106

Section 10.       MISCELLANEOUS..............................................107
         10.1     Assignments and Participations in Loans and Letters of
                  Credit.....................................................107
         10.2     Expenses...................................................109
         10.3     Indemnity..................................................110
         10.4     Set-Off....................................................111
         10.5     Ratable Sharing............................................112
         10.6     Amendments and Waivers.....................................113
         10.7     Independence of Covenants..................................114
         10.8     Notices....................................................114
         10.9     Survival of Representations, Warranties and Agreements.....114
         10.10    Failure or Indulgence Not Waiver; Remedies Cumulative......115
         10.11    Marshalling; Payments Set Aside............................115
         10.12    Severability...............................................115
         10.13    Obligations Several; Independent Nature of Lenders' Rights.115
         10.14    Headings...................................................116
         10.15    Applicable Law.............................................116
         10.16    Successors and Assigns.....................................116
         10.17    Consent to Jurisdiction and Service of Process.............116
         10.18    Waiver of Jury Trial.......................................117
         10.19    Confidentiality............................................118
         10.20    Counterparts; Effectiveness................................118

                  Signature pages                                            S-1


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                                                      EXHIBITS


I                 FORM OF NOTICE OF BORROWING
II                FORM OF NOTICE OF CONVERSION/CONTINUATION
III               FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
IV                FORM OF NOTE
V                 FORM OF COMPLIANCE CERTIFICATE
VI-A              FORM OF OPINION OF COMPANY'S OUTSIDE COUNSEL
VI-B              FORM OF OPINION OF COMPANY'S GENERAL COUNSEL
VII               FORM OF OPINION OF O'MELVENY & MYERS
VIII              FORM OF ASSIGNMENT AGREEMENT
IX                FORM OF COLLATERAL ACCOUNT AGREEMENT
X                 FORM OF COMPANY PLEDGE AGREEMENT
XI                FORM OF COMPANY SECURITY AGREEMENT
XII               FORM OF SUBSIDIARY GUARANTY
XIII              FORM OF SUBSIDIARY PLEDGE AGREEMENT
XIV               FORM OF SUBSIDIARY SECURITY AGREEMENT
XV                FORM OF AMENDMENT AND CONFIRMATION OF COLLATERAL ACCOUNT
AGREEMENT, COMPANY PLEDGE AGREEMENT,
AND COMPANY SECURITY AGREEMENT
XVI               FORM OF AMENDMENT AND CONFIRMATION OF SUBSIDIARY GUARANTY,
SUBSIDIARY PLEDGE AGREEMENT AND
SUBSIDIARY SECURITY AGREEMENT

                                                      SCHEDULES


1                 CERTAIN CMS TRANSACTIONS
2.1               LENDERS' COMMITMENTS AND PRO RATA SHARES
5.1               SUBSIDIARIES OF COMPANY
5.6               LITIGATION
5.11              EMPLOYEE BENEFIT PLANS
5.13              HAZARDOUS WASTE
5.19              EXISTING LETTERS OF CREDIT
7.1               EXISTING INDEBTEDNESS
7.2               EXISTING LIENS
7.2A              EXISTING LIENS ON COLLATERAL
7.3               EXISTING INVESTMENTS
7.4               CONTINGENT OBLIGATIONS
7.7               PENDING TRANSACTIONS
7.12              TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES

                  This AMENDED AND RESTATED CREDIT AGREEMENT is dated as of December 20, 1996 and entered into by and among REGENCY HEALTH SERVICES, INC., a Delaware corporation ("Company"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"), NATIONSBANC CAPITAL MARKETS, INC. ("NCMI"), as arranger (in such capacity, "Arranger"), and NATIONSBANK OF TEXAS, N.A. ("NationsBank"), as agent for Lenders (in such capacity, "Agent").


                                                   R E C I T A L S

                  WHEREAS,   Company,   Arranger,   Agent   and  the   financial
institutions party thereto entered into that certain Credit Agreement dated as of December 28, 1995, as amended by the First Amendment and Waiver to Credit Agreement dated as of April 22, 1996, and the Second Amendment to Credit Agreement and Approval dated as of June 20, 1996 (as so amended, the "Existing Credit Agreement") which extends certain credit facilities to Company for working capital and other general corporate purposes, including without limitation to finance Acquisitions;

                  WHEREAS, all of the Obligations under the Existing Credit Agreement are secured by a first priority lien on certain of Company's personal property, including a pledge of all of the capital stock of each of its subsidiaries and the grant of a security interest in accounts receivable and certain notes receivable;

                  WHEREAS, all of the subsidiaries of Company guaranteed the obligations under the Existing Credit Agreement and secured their guaranties by granting to Agent, on behalf of Lenders, a first priority lien on certain of their respective personal property, including a pledge of all of the capital stock of each of their respective subsidiaries and the grant of a security interest in accounts receivable and certain notes receivable; and

                  WHEREAS, Company, Arranger, Agent and the Lenders desire to amend and restate the Existing Credit Agreement in order to, among other things, increase the commitments and add additional lenders as set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders, Arranger and Agent agree that effective as of the Closing Date (as defined below), the Existing Credit Agreement shall be amended and restated in its entirety as follows:


Section 1.             DEFINITIONS

1.1      Certain Defined Terms.1    Certain Defined TermsCertain Defined Terms.

                  The following terms used in this Agreement shall have the following meanings:

                  "Accounts Receivable" means all "accounts" as defined in the UCC and any other accounts receivable pledged as Collateral.

                  "Acquisition" means any transaction pursuant to which Company or any Subsidiary of Company, (i) whether by means of a capital contribution or purchase or other acquisition of stock or other securities or other equity participation or interest, (A) acquires an equity interest in any Person pursuant to a solicitation by Company or such Subsidiary of tenders of equity securities of such Person, or through one or more negotiated block, market, private or other transactions not involving a tender offer, or a combination of any of the foregoing, which in each case has the effect of making such Person a Subsidiary of Company or such Subsidiary, or (B) purchases securities issued by a Subsidiary of Company from third-party holders of such securities or (C) makes any corporation a Subsidiary of Company, or causes any corporation, other than a Subsidiary of Company, to be merged into Company or any Subsidiary of Company, or (ii) purchases all or substantially all of the business or assets of any Person or any operating division, facility or group of facilities of any Person; provided that any such transaction shall involve a Person or assets primarily related to or engaged in, as the case may be, the healthcare business.

                  "Acquisition Consideration" means the consideration given by Company or any Subsidiary for an Acquisition, including but not limited to the fair market value of any cash, property, stock or services given, and the amount of any Indebtedness and Operating Lease Obligation assumed or incurred.

                  "Adjusted Consolidated Net Worth" means, as at any date of calculation, the sum of (i) Consolidated Net Worth plus (ii) the Refinancing Charge, provided that the purchase and issuance of Company Common Stock pursuant to the Employee Stock Discount Program, including without limitation any discounts in the purchase price payable by employees, shall not be deemed to affect Adjusted Consolidated Net Worth (other than through charges to the Company's net income arising from transactions related to the Employee Stock Discount Program) for so long as shares purchased in connection with the Employee Stock Discount Program are issued to employees within 60 days of the purchase thereof.

                  "Adjusted  Eurodollar  Rate"  means,  for  any  Interest  Rate
Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the offered quotation (rounded upward to the nearest 1/16 of one percent) to first class banks in the London interbank market by NationsBank for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loan of NationsBank for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such Interest Period as of approximately 11:00 A.M. (London time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

                  "Affected Lender" has the meaning assigned to that term in subsection 2.6C.

                  "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Agent"  has  the  meaning   assigned  to  that  term  in  the
introduction to this Agreement and also means and includes any successor Agent appointed pursuant to subsection 9.5.

                  "Agreement" means this Amended and Restated Credit Agreement dated as of December 20, 1996, as it may be amended, supplemented or otherwise modified from time to time.

                  "Arranger" has the meaning assigned to that term in the introduction to this Agreement.

                  "Assignment   Agreement"  means  an  Assignment  Agreement  in
substantially the form of Exhibit VIII annexed hereto.

                  "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

                  "Base Level of Cash" means, on any date of calculation, the greater of (a) $25,000,000 or (b) an amount equal to 5% of net operating revenue (as it appears on Company's consolidated statements of operations) for the four-Fiscal Quarter period ending as of the last day of the Fiscal Quarter for which the related Compliance Certificate is being delivered, determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

                  "Base Rate" means, at any time, the higher of (x) the Prime Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

                  "Base Rate Margin" has the meaning assigned to such term in subsection 2.2A.

                  "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

                  "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Texas or of the State of California or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

                  "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                  "Cash" means money, currency or a credit balance in a Deposit Account.

                  "Cash Equivalents" means, as at any date of calculation, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Services ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or its Affiliate or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $500,000,000; (v) shares of any money market mutual fund that
(a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's, and (vi) any other similar investments which may be approved in writing by Agent, which approval shall not be unreasonably withheld.

                  "Certificate  re Non-Bank  Status" means a certificate in form and substance satisfactory to Agent delivered by a Lender to Agent pursuant to subsection 2.7B(iii) pursuant to which such Lender certifies that it is not a "bank" as such term is defined in Section 881(c)(3) of the Internal Revenue
Code; (ii) a 10% shareholder of Company within the meaning of Section 871(h)(3)(B) or 881(c)(3)(B) of the Internal Revenue Code; or (iii) a
"controlled"  foreign  corporation  related  to Company  within  the  meaning of
Section 864(d)(4) of the Internal Revenue Code.

                  "Closing Date" means the date on which all of the conditions precedent set forth in subsection 4.1 have been satisfied or waived by Agent or Requisite Lenders.

                  "CMS  Transactions"  means  certain   transactions   involving
Continental Medical Systems, Inc., a Delaware corporation and its subsidiaries, as set forth on Schedule 1 annexed hereto.

                  "Collateral" means, collectively, all of the personal property (including capital stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

                  "Collateral Account" has the meaning assigned to that term in the Collateral Account Agreement.

                  "Collateral Account Agreement" means the Collateral Account Agreement executed and delivered by Company and Agent on the Existing Credit Agreement Closing Date, substantially in the form of Exhibit IX annexed hereto, as such Collateral Account Agreement will be confirmed and amended on the Closing Date pursuant to the Company Amendment and Confirmation, and as it may thereafter be further amended, supplemented or otherwise modified from time to time.

                  "Collateral Documents" means the Company Pledge Agreement, the Company Security Agreement, the Collateral Account Agreement, the Subsidiary Pledge Agreements, the Subsidiary Security Agreements and all other instruments or documents delivered by any Loan Party pursuant to the Existing Credit Agreement and this Agreement, or pursuant to any of the other Loan Documents in order to grant to Agent, on behalf of Lenders, a Lien on certain personal property of that Loan Party as security for the Obligations.

                  "Commitment" means the commitment of a Lender to make Loans to Company pursuant to subsection 2.1A, and "Commitments" means such commitments of all Lenders in the aggregate.

                  "Commitment Fee Percentage" has the meaning assigned to that term in subsection 2.3A.

                  "Commitment Termination Date" means the five-year anniversary of the Closing Date, as such Commitment Termination Date may be extended pursuant to subsection 2.1E.

                  "Company" has the meaning assigned to that term in the introduction to this Agreement.

                  "Company Amendment and Confirmation" means the Amendment and Confirmation of Collateral Account
Agreement, Company Pledge Agreement and Company Security Agreement, substantially in the form of Exhibit XV annexed hereto.

                  "Company Common Stock" means the common stock of Company, par value $.01 per share.

                  "Company Pledge Agreement" means the Company Pledge Agreement executed and delivered by Company on the Existing Credit Agreement Closing Date, substantially in the form of Exhibit X annexed hereto, as such Company Pledge Agreement will be confirmed and amended on the Closing Date pursuant to the Company Amendment and Confirmation, and as it may thereafter be further amended, supplemented or otherwise modified from time to time.

                  "Company Security Agreement" means the Company Security Agreement executed and delivered by Company on the Existing Credit Agreement Closing Date, substantially in the form of Exhibit XI annexed hereto, as such Company Security Agreement will be confirmed and amended on the Closing Date pursuant to the Company Amendment and Confirmation, and as it may thereafter be further amended, supplemented or otherwise modified from time to time.

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit V annexed hereto delivered to Agent and Lenders by Company from time to time pursuant to subsection 6.1(iii).

                  "Consolidated Adjusted Leverage Ratio" means, on any date of calculation, the ratio of (i) the Consolidated Total Funded Debt, determined as of the last day of the Fiscal Quarter for which the related Compliance
Certificate is being delivered, to (ii) Consolidated EBITDAR, for the four Fiscal Quarters ending as of the last day of the Fiscal Quarter for which the related Compliance Certificate is being delivered; provided that to the extent that during such period Company or any Subsidiary of Company has acquired or disposed of any operations in an amount for any transaction or series of related transactions exceeding $1,000,000, such calculations shall be made as if such acquisition or disposition took place on the first day of such period (on a pro forma basis for the portion of such period prior to the date of such acquisition or disposition and on an actual basis for the portion of such period after the date of such acquisition or disposition).

                  "Consolidated Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries but excluding any such expenditures which constitute Acquisition Consideration.

                  "Consolidated EBITDAR" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) Consolidated Rental Payments, (vii) non-cash charges related to minority interests and (viii) other non-cash items reducing Consolidated Net Income less non-cash items increasing Consolidated Net Income and any dividends (other than stock dividends) paid by non-wholly-owned Subsidiaries to Persons other than Company or its wholly-owned Subsidiaries, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP; provided that to the extent that during such period Company or any Subsidiary of Company has acquired or disposed of any operations in an amount for any transaction or series of related transactions exceeding $1,000,000, such calculations shall be made as if such acquisition or disposition took place on the first day of such period (on a pro forma basis for the portion of such period prior to the date of such acquisition or disposition and on an actual basis for the portion of such period after the date of such acquisition or disposition).

                  "Consolidated Fixed Charges" means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Interest Expense, (ii) scheduled principal payments on Consolidated Total Funded Debt (but specifically excluding principal payments in the amount of $3,400,000 made in connection with Company's acquisition of SCRS & Communicology of Ohio, Inc., dba Southcoast Rehabilitation Services, which acquisition occurred on or before July 6, 1996), and (iii) Consolidated Rental Payments; provided that to the extent that during such period Company or any Subsidiary of Company has acquired or disposed of any operations in an amount for any transaction or series of related transactions exceeding $1,000,000, such calculations shall be made as if such acquisition or disposition took place on the first day of such period (on a pro forma basis for the portion of such period prior to the date of such acquisition or disposition and on an actual basis for the portion of such period after the date of such acquisition or disposition).

                  "Consolidated   Funded  Debt"  means,  for  any  period,   the
aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Indebtedness" means, for any period, all Indebtedness of Company and its
Subsidiaries on a consolidated basis.

                  "Consolidated Interest Expense" means, for any period, the excess, if any, of total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries with respect to all outstanding Indebtedness of Company and its Subsidiaries over the total amount of interest income during such period, each as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to sales of assets or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any after-tax net extraordinary or non-recurring gains or after-tax net extraordinary or non-recurring losses outside the Ordinary Course of Business as determined by Company and approved in writing by Agent, which approval shall not be unreasonably withheld.

                  "Consolidated Net Worth" means, as at any date of calculation,
(i) the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of Company and its Subsidiaries minus
(ii) treasury stock of Company and its Subsidiaries, each as determined on a consolidated basis determined in conformity with GAAP.

                  "Consolidated Rental Payments" means, for any period, the aggregate amount of all rents paid or payable by Company and its Subsidiaries on a consolidated basis during that period under all Operating Leases to which Company or any of its Subsidiaries is a party as lessee (net of sublease income); provided that to the extent that during such period Company or any Subsidiary of Company has acquired or disposed of any operations in an amount for any transaction or series of related transactions exceeding $1,000,000, such calculations shall be made as if such acquisition or disposition took place on the first day of such period (on a pro forma basis for the portion of such period prior to the date of such acquisition or disposition and on an actual basis for the portion of such period after the date of such acquisition or disposition).

                  "Consolidated Senior Debt" means, as at any date of calculation, an amount equal to Consolidated Total Funded Debt minus the aggregate outstanding principal amount of Subordinated Indebtedness; provided that to the extent that during such period Company or any Subsidiary of Company has acquired or disposed of any operations in an amount for any transaction or series of related transactions exceeding $1,000,000, such calculations shall be made as if such acquisition or disposition took place on the first day of such period (on a pro forma basis for the portion of such period prior to the date of such acquisition or disposition and on an actual basis for the portion of such period after the date of such acquisition or disposition).

                  "Consolidated Total Funded Debt" means, as at any date of calculation, the sum of (i) Consolidated Funded Debt plus (ii) Operating Lease Obligation.

                  "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) the net nominal unmatured exposure of that Person under Hedge Agreements on a marked-to-market basis as determined in good faith by the counterparty of any such Hedge Agreement. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the Ordinary Course of Business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses
(X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited. Notwithstanding the foregoing, any liability constituting Indebtedness of a Person shall not be deemed to be a Contingent Obligation of such Person.

                  "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

                  "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

                  "Dollars" and the sign "$" mean the lawful money of the United States of America.

                  "Eligible Assignee" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies; and (B) any Lender and any Affiliate of any Lender; provided that no Affiliate of Company shall be an Eligible Assignee.

                  "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

                  "Employee Stock Discount Program" means the employee stock discount program to be implemented by Company prior to October 31, 1997, pursuant to which Company will purchase shares of its Common Stock to be held as treasury stock and shall reissue or resell to employees of Company or any of its Subsidiaries at a discount not exceeding 15% from the lower of the purchase price or the market price at the time of such reissuance or resale to such employees.

                  "Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

                  "Environmental  Laws"  means  any and all  current  or  future statutes, ordinances, orders, rules, regulations, guidance documents which carry the weight of law, judgments, Governmental Authorizations, or any other requirements of governmental authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or
(iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss. 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), the Oil Pollution Act (33 U.S.C. ss. 2701 et seq) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. ss. 11001 et seq.), each as amended or supplemented, any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

                  "ERISA Affiliate" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Company or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Subsidiary and with respect to liabilities arising after such period for which Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

                  "ERISA Event" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan in either case resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which is reasonably expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan;
(vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which is reasonably expected to give rise to the imposition on Company, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

                  "Eurodollar Rate Margin" has the meaning assigned to such term in subsection 2.2A.

                  "Eurodollar Rate Loans" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

                  "Event of Default" means each of the events set forth in
Section 8.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "Excluded Person" means the Smith Management Group, comprised of Energy Management Corporation,
Woodstead Associates, L.P., The Durian Trust, SEGA Associates, Smith Management Company, Randall D. Smith, John
W. Adams, Jeffrey A. Smith and Gary M. Smith.

                  "Existing Credit Agreement" shall have the meaning given to it in the first Recital to this Agreement.

                  "Existing Credit Agreement Closing Date" means the Closing Date, as defined in the Existing
Credit Agreement.

                  "Existing Lenders" shall mean the Lenders, as defined in the Existing Credit Agreement.

                  "Existing Letters of Credit" means those certain letters of credit issued for the benefit of Company or its Subsidiaries under the Existing Credit Agreement and outstanding as of the Closing Date.

                  "Existing Notes" shall mean the Notes (as defined in the Existing Credit Agreement) previously delivered to the Existing Lenders under the Existing Credit Agreement.

                  "Facilities" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now or hereafter owned, leased, operated or used by Company or any of its Subsidiaries or Joint Ventures or any of their respective predecessors.

                  "FDA" means the United States Food and Drug Administration.

                  "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent.

                  "Financial Plan" has the meaning assigned to that term in subsection 6.1(xiii).

                  "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien has priority over any other Lien on such Collateral and (ii) such Lien is the only Lien (other than Permitted Encumbrances and Liens permitted pursuant to subsection 7.2) to which such Collateral is subject.

                  "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

                  "Fiscal Year" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year.

                  "Funding and Payment Office" means (i) the office of Agent located at 901 Main Street, Dallas, Texas 75202, or (ii) such other office of Agent as may from time to time hereafter be designated as such in a written notice delivered by Agent to Company and each Lender; provided that if such other office is in a State other than Texas or California, the definition of "Business Day" shall be deemed amended by adding the name of such State in clause (i) thereof.

                  "Funding Date" means the date of the funding of a Loan.

                  "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date or period for which the calculation is being made.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any governmental or regulatory authority, agency or court or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Governmental   Authorization"  means  any  permit,   license,
authorization, plan, directive, franchise, right, certification, accreditation, consent order or consent decree of or from, any Governmental Authority.

                  "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources;
(iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation;
(viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

                  "Hazardous Materials Activity" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

                  "HCFA" means the Health Care Financing Administration, a division of the United States
Department of Health and Human Services.

                  "Hedge Agreement" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

                  "Inactive Subsidiary" means any Subsidiary of Company that does not engage in any significant business activity and is designated as such on Schedule 5.1 annexed hereto; provided, however, that no Inactive Subsidiary shall own assets with a fair market value in excess of $100,000 or generate annual revenues in excess of $100,000 and that all Inactive Subsidiaries in the aggregate shall not own assets with an aggregate fair market value in excess of $500,000 and shall not generate aggregate annual revenues in excess of $500,000; and provided further that no Inactive Subsidiary shall have any Subsidiary other than an Inactive Subsidiary.

                  "Incurrence Date" has the meaning assigned to that term in subsection 4.2B(vii)(b).

                  "Indebtedness",  as  applied  to any  Person,  means  (i)  all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; provided, however that the amount of any such non-recourse indebtedness shall be limited to the lesser of the outstanding principal amount thereof or the fair market value of the property or asset securing such indebtedness. Unmatured Obligations under Hedge Agreements constitute Contingent Obligations and not Indebtedness.

                  "Indemnitee" has the meaning assigned to that term in subsection 10.3.

                  "Interest Payment Date" means (i) with respect to any Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 1997, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three months, "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.

                  "Interest Period" has the meaning assigned to that term in subsection 2.2B.

                  "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

                  "Interest Rate Determination Date" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

                  "Investment" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (other than purchases of securities issued by any such Person from third party holders of securities of such Person that prior to such purchase or acquisition was, or in an Acquisition becomes, a Subsidiary of Company), (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the Ordinary Course of Business) or capital contribution by Company or any of its Subsidiaries to any other Person (other than a wholly-owned Subsidiary of Company), including all accounts receivable from that other Person that did not arise from sales or services to that other Person in the Ordinary Course of Business, and (iii) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any equity Investment shall be the original cost of such Investment plus the cost of all additions thereto and the amount of any debt Investment shall be the outstanding principal amount thereof, in each case without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                  "Issuing Lender" means, with respect to any Letter of Credit, the Lender which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii).

                  "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

                  "Knowledge of Company" or words of similar import means the knowledge of Company's chief executive officer, chief financial officer, senior vice president - development, general counsel, senior vice president - pharmacy, senior vice president - professional services, vice president - human resources and executive vice president - operations, or such other officers, however designated, as have primary responsibility at the corporate level for the financial, accounting, treasury, legal, health care regulatory compliance, human resources, management and operational functions of the Company and its Subsidiaries.

                  "Lender"  and  "Lenders"  means  the  persons   identified  as
"Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1.

                  "Letter of Credit" or "Letters of Credit" means the Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company pursuant to subsection 3.1.

                  "Letter of Credit Usage" means, as at any date of calculation, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company (including any such reimbursement out of the proceeds of Loans pursuant to subsection 3.3B).

                  "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                  "Loan" or "Loans" means the Loans made by Lenders to Company pursuant to subsection 2.1A and any extensions, renewals or replacements thereof, including extensions pursuant to subsection 2.1E.

                  "Loan Documents" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to, the Letters of Credit), the Subsidiary Guaranty and the Collateral Documents and any amendments and modifications thereto executed in connection with the Loan or the Loans.

                  "Loan Exposure" means, with respect to any Lender as of any date of calculation (i) prior to the termination of the Commitments, that Lender's Commitment and (ii) after the termination of the Commitments, the sum of (a) the aggregate outstanding principal amount of the Loans of that Lender plus (b) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender other than Cash Collateralized Letters of Credit (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit.

                  "Loan Party" means each of Company and any of Company's Subsidiaries from time to time executing a Loan Document, and "Loan Parties" means all such Persons, collectively.

                  "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries, taken as a whole, or
(ii) the impairment of the ability of any Loan Party to perform the Obligations in any material respect, or (iii) the impairment of the ability of Agent or Lenders to enforce the Obligations.

                  "Material Subsidiary" means (i) any Subsidiary of Company that generates revenues in excess of $5,000,000 annually and (ii) any group of Subsidiaries of Company that in the aggregate generate revenues in excess of $5,000,000 annually.

                  "Minority Interest Dispositions" has the meaning assigned to that term in subsection 7.7(xii).

                  "Multiemployer Plan" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

                  "NationsBank" has the meaning assigned to that term in the introduction to this Agreement.

                  "NCMI" has the meaning assigned to that term in the introduction to this Agreement.

                  "Necessary     Authorizations"    means    any    Governmental
Authorizations necessary to enable Company or any Subsidiary to maintain and operate its business and properties.

                  "New Subsidiaries" means Regency-North Carolina, Inc. and Regency-Tennessee, Inc.

                  "1996 Subordinated Notes" means the $50,000,000 in original principal amount of Subordinated Notes due 2003, issued by the Company pursuant to the 1996 Subordinated Notes Indenture, as in effect on the Closing Date and as amended from time to time to the extent permitted pursuant to subsection 7.15 of this Agreement.

                  "1996 Subordinated Notes Indenture" means the Indenture, dated as of June 28, 1996, entered into by and among the Company, certain of the subsidiaries of the Company and U.S. Trust Company of California,
N.A., as trustee, pursuant to which the 1996 Subordinated Notes were issued.

                  "9-7/8% Subordinated Notes" means the $110,000,000 in original aggregate principal amount of 9-7/8% Senior Subordinated Notes due October 15, 2002 issued by Company under the 9-7/8% Subordinated Note Indenture.

                  "9-7/8% Subordinated Note Indenture" means the indenture dated as of October 12, 1995 between Company and U.S. Trust Company of California, N.A., as in effect on the Existing Credit Agreement Closing Date and as amended from time to time to the extent permitted pursuant to subsection 7.15 of this Agreement.

                  "Non-Guarantor   CMS   Subsidiaries"   means  San   Bernardino
Rehabilitation Hospital, a California general partnership, and San Joaquin Valley Rehabilitation Hospital, a Delaware limited parntership.

                  "Non-Guarantor Subsidiaries" means the Non-Guarantor CMS Subsidiaries, Harborview Group Homes, Inc., Hampshire Insurance Company and Regency High School, Inc., the Inactive Subsidiaries and any other non-wholly-owned Subsidiaries of Company created or existing after the date hereof in compliance with subsections 7.1(iv)(c), 7.3(vi), 7.4(iv)(b) and 7.7(xi).

                  "Non-Guarantor Non-CMS Subsidiary Contingent Obligations" has the meaning assigned to such term in subsection 7.4(iv)(b).

                  "Non-Guarantor Non-CMS Subsidiary Investments" has the meaning assigned to such term in subsection 7.3(vi).

                  "Non-Guarantor   Non-CMS  Subsidiary   Indebtedness"  has  the
meaning assigned to such term in subsection 7.1(iv).

                  "Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.1D on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Commitments and Loans of any Lenders, in each case, substantially in the form of Exhibit IV annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "Notice of Borrowing" means a notice substantially in the form of Exhibit I annexed hereto delivered by Company to Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

                  "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit II annexed hereto delivered by Company to Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

                  "Notice of Issuance of Letter of Credit" means a notice substantially in the form of Exhibit III annexed hereto delivered by Company to Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

                  "Obligations" means all obligations of every nature of each Loan Party from time to time owed to Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

                  "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer unless otherwise specifically stated herein; provided that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include
(i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and
(iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

                  "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

                  "Operating Lease Obligation" means an amount equal to the product of annual Consolidated Rental Payments multiplied by eight.

                  "Ordinary Course of Business" means, in respect of any transaction involving Company or any of its Subsidiaries, the ordinary course of such Person's business, as conducted by any such Person in accordance with past practice (including, without limitation, such Person's past practice of consultation with legal counsel) and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

                  "OSHA" means the United States Occupational Safety and Health Administration.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                  "Permitted Encumbrances" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

                  (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

                  (ii) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the Ordinary Course of Business (a) for amounts not yet overdue or
(b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall exist for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

                  (iii) Liens incurred or deposits made in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

                  (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

                  (v) leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

                  (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;

                  (vii) any (a) interest or title of a lessor or sublessor under leases permitted by this Agreement, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

                  (viii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

                  (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

                  (xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the Ordinary Course of Business of Company and its Subsidiaries; and

                  (xii) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the Ordinary Course of Business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary.

                  "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

                  "Pledged Collateral" means, collectively, the "Pledged Collateral" as defined in the Company
Pledge Agreement and the Subsidiary Pledge Agreements.

                  "Potential Event of Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

                  "Prime Rate" means the rate that NationsBank announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. NationsBank or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                  "Pro Rata Share" means, with respect to each Lender, the percentage obtained by dividing (x) the Loan Exposure of that Lender by (y) the aggregate Loan Exposure of all Lenders, as such percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

                  "Redemption" means the redemption for cash by the Company of the 6-1/2% Convertible Debentures not converted into shares of Company Common Stock with the net proceeds of the 1996 Subordinated Notes (and with such additional cash as may be necessary to fund such redemption).

                  "Refinancing Charge" means the extraordinary item in the amount of $1,193,000 net of tax as set forth in the financial statements of Company for the fiscal quarter ended September 30, 1996.

                  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Reimbursement Date" has the meaning assigned to that term in subsection 3.3B.

                  "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

                  "Requisite Lenders" means (i) Lenders having or holding more than 66-2/3% of the aggregate Loan Exposure of all Lenders or (ii) at least three Lenders having or holding more than 50% of the aggregate Loan Exposure of all Lenders.

                  "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company or any shares of any class of stock or other equity interests of a non-wholly-owned Subsidiary of Company (other than on account of stock or other equity interests owned by Company or another wholly-owned Subsidiary of Company) now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company or any shares of any class of stock or other equity interests of a non-wholly-owned Subsidiary of Company (other than on account of stock or other equity interests owned by Company or another wholly-owned Subsidiary of Company) now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company or any shares of any class of stock or other equity interests of a non-wholly-owned Subsidiary of Company (other than on account of stock or other equity interests owned by Company or another wholly-owned Subsidiary of Company) now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness; provided, however, that Restricted Junior Payment shall not include the Redemption.

                  "Restricted Subsidiary" means Harborview Group Homes, Inc., Hampshire Insurance Company and
Regency High School, Inc.

                  "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                  "6-1/2% Convertible Debentures" means the $50,000,000 in original aggregate principal amount of 6-1/2% Convertible Subordinated Debentures due July 15, 2003 issued by Company under the 6-1/2% Convertible Debenture Indenture.

                  "6-1/2% Convertible Debenture Indenture" means the indenture dated as of March 23, 1993 between Company and Chemical Trust Company of California, as in effect on the Existing Credit Agreement Closing Date and as amended from time to time to the extent permitted pursuant to subsection 7.15 of the Existing Credit Agreement and of this Agreement.

                  "Solvent" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) workers' compensation liabilities of Company or any of its Subsidiaries, (ii) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iii) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries, (iv) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry and (v) other obligations of Company and its Subsidiaries incurred for general corporate purposes; provided that Standby Letters of Credit may not be issued for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

                  "Subordinated Indebtedness" means (i) Company's 9-7/8% Subordinated Notes, (ii) the 1996 Subordinated Notes and (iii) any other Indebtedness of Company subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to Agent and Requisite Lenders.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity (i) of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) of which such Person directly or through one or more of its Subsidiaries owns at least 50% of the capital stock or other equity interests and over which such Person or one or more of its Subsidiaries exercises management control, in each case to the extent that such Subsidiary is required to be a member of the consolidated group of such Person under GAAP.

                  "Subsidiary Amendment and Confirmation" means the Amendment and Confirmation of Subsidiary
Guaranty, Subsidiary Pledge Agreement and Subsidiary Security Agreement, substantially in the form of Exhibit XVI annexed hereto.

                  "Subsidiary Guarantor" means any Subsidiary of Company that executed and delivered a counterpart of the Subsidiary Guaranty on the Existing Credit Agreement Closing Date or from time to time thereafter executed and delivered or executes and delivers such counterpart pursuant to subsection 6.9.

                  "Subsidiary Guaranty" means the Subsidiary Guaranty executed and delivered by existing Subsidiaries of Company (other than Harborview Group Homes, Inc., Hampshire Insurance Company and Regency High School, Inc. and the Inactive Subsidiaries) on the Existing Credit Agreement Closing Date substantially in the form of Exhibit XII annexed hereto (as such Subsidiary Guaranty will be confirmed and amended on the Closing Date pursuant to the Subsidiary Amendment and Confirmation), and to be executed and delivered by additional Subsidiaries of Company from time to time thereafter in accordance with subsection 6.9, and as each such Subsidiary Guaranty may hereafter be further amended, supplemented or otherwise modified from time to time.

                  "Subsidiary  Pledge  Agreement"  means each Subsidiary  Pledge
Agreement executed and delivered by an existing Subsidiary Guarantor on the Existing Credit Agreement Closing Date substantially in the form of Exhibit XIII annexed hereto (as such Subsidiary Pledge Agreement will be confirmed and amended on the Closing Date pursuant to the Subsidiary Amendment and Confirmation), and to be executed and delivered by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 6.9, and as each such Subsidiary Pledge Agreement may be further amended, supplemented or otherwise modified from time to time, and "Subsidiary Pledge Agreements" means all such Subsidiary Pledge Agreements, collectively.

                  "Subsidiary Security Agreement" means each Subsidiary Security
Agreement executed and delivered by an existing Subsidiary Guarantor on the Existing Credit Agreement Closing Date, substantially in the form of Exhibit XIV annexed hereto (as such Subsidiary Security Agreement will be confirmed and amended on the Closing Date pursuant to the Subsidiary Amendment and Confirmation), and to be executed and delivered by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 6.9, and as each such Subsidiary Pledge Agreement may be further amended, supplemented or otherwise modified from time to time, and "Subsidiary Security Agreements" means all such Subsidiary Security Agreements, collectively.

                  "Target" means the Person to be acquired, or the Person whose assets are to be acquired, in any Acquisition.

                  "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).

                  "Total Utilization of Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Loans plus (ii) the Letter of Credit Usage.

                  "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2      Accounting Terms; Utilization of GAAP for Purposes of Calculations
Under Agreement.2    Accounting
Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.

                  Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii) and
(xiii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(iv)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3.

1.3      Other Definitional Provisions and Rules of Construction.

                  A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

                  B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

                  C. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

                  D. The use herein of "wholly-owned Subsidiaries" shall include direct and indirect wholly-owned Subsidiaries.


Section 2.        AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1      Commitments; Making of Loans; Notes.1

         A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees to make the Loans described in this subsection 2.1A. Each Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Commitments to be used for the purposes identified in subsection 2.5A. The original amount of each Lender's Commitment is set forth opposite its name on
Schedule 2.1 annexed hereto and the aggregate original amount of the Commitments is $100,000,000; provided that the Commitment of each applicable Lender shall be adjusted to give effect to any assignments of the Commitments pursuant to subsection 10.1B; and provided, further that the amount of the Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4A and 2.4B. Subject to the provisions of subsection 2.1E, each Lender's Commitment shall expire on the Commitment Termination Date and all Loans and all other amounts owed hereunder with respect to the Loans and the Commitments shall be paid in full no later than that date; provided that each Lender's Commitment shall expire immediately and without further action on December 31, 1996 if the Closing Date has not occurred on or before that date. Amounts borrowed under this subsection 2.1A may be repaid and reborrowed to but excluding the Commitment Termination Date.

                  Anything contained in this Agreement to the contrary notwithstanding, the Loans and the Commitments shall be subject to the limitation that in no event shall the Total Utilization of Commitments at any time exceed the Commitments then in effect.

         B. Borrowing Mechanics. Loans made on any Funding Date (other than Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing under a Letter of Credit issued by
it) shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount; provided that Loans made on any Funding Date as Eurodollar Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount. Whenever Company desires that Lenders make Loans it shall deliver to Agent a Notice of Borrowing no later than 11:00 A.M. (Dallas, Texas time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or on the proposed Funding Date (in the case of a Base Rate Loan). The Notice of Borrowing shall specify, (i) the proposed
Funding Date (which shall be a Business Day), (ii) the amount of Loans requested, (iii) whether such Loans shall be Base Rate Loans or Eurodollar Rate Loans, and (iv) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor. Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D.

                  Notwithstanding anything contained herein to the contrary, during the period commencing on (and including) the Closing Date and ending on the earlier of (i) the two-month anniversary of the Closing Date and (ii) the date Agent sends a notice to Company indicating that Lenders' primary syndication has been concluded, (a) Company may only request Base Rate Loans or Eurodollar Rate Loans with an Interest Period of one month, (b) no Loan may be converted into a Eurodollar Rate Loan having an Interest Period of longer than one month and (c) the last day of the Interest Period applicable to any Eurodollar Rate Loan shall be the one-month anniversary or the two-month anniversary of the date on which the first Eurodollar Rate Loan is made under this Agreement.

                  Company shall notify Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

                  Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

         C. Disbursement of Funds. All Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Agent of a Notice of Borrowing pursuant to subsection 2.1B, Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Loan available to Agent not later than 12:00 Noon (Dallas, Texas time) on the applicable Funding Date in same day funds in Dollars at the Funding and Payment Office. Except as provided in subsection 3.3B with respect to Loans used to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and 4.2 (in the case of all Loans), Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Agent from Lenders to be credited to the account of Company at the Funding and Payment Office.

                  Unless Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Agent the amount of such Lender's Loan requested on such Funding Date, Agent may assume that such Lender has made such amount available to Agent on such Funding Date and Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the customary rate set by Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the rate payable under this Agreement for Base Rate Loans; provided, however, that nothing herein shall obligate Company to pay to Agent compensation under subsection 2.6D in the event any such amount represents a Eurodollar Rate Loan. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

         D. Notes. Company shall execute and deliver on the Closing Date to each Lender (or to Agent for that Lender) a Note substantially in the form of Exhibit IV annexed hereto to evidence that Lender's Loans, in the principal amount of that Lender's Commitment and with other appropriate insertions, and such Notes shall replace and supersede the Existing Notes held by such Lenders.

         E. Extension of Commitments. On or before the date that is ninety (90) days prior to the second anniversary of the Closing Date, the Company may request that the Lenders extend the availability of the Commitments for one additional period of one year. The Agent shall promptly notify the Lenders of such a request. On or before the date that is sixty (60) days prior to the second anniversary of the Closing Date, the Lenders shall have the right, in their sole discretion, to consent to the extension of the Commitments on terms and conditions satisfactory to the Lenders or to reject such extension request. If any Lender rejects the extension of the Commitments, the Commitments shall terminate on the then scheduled Commitment Termination Date and all Loans shall be repaid in accordance with the terms of this Agreement. If the Agent has not responded in writing to the Company by the date that is sixty (60) days prior to the second anniversary of the Closing Date, the Lenders shall be deemed to have rejected the extension of the Commitments.

                  If the Lenders consent to the extension of the Commitments for a one-year period, the Commitment Termination Date and each scheduled commitment reduction date as set forth in subsection 2.4A of this Agreement shall be automatically extended by such one-year period without any further action by the Company, the Agent or the Lenders and the Company shall execute such documents, agreements and instruments, and perform such acts as the Agent may request, to effect such extension on the terms and conditions agreed to by the Lenders.

2.2      Interest on the Loans.2    Interest on the LoansInterest on the Loans.

         A. Rate of Interest. Subject to the provisions of subsections 2.6 and 2.7, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate. The applicable basis for determining the rate of interest with respect to any Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

                  Subject to the provisions of subsections 2.6 and 2.7, the Loans shall bear interest through maturity as follows:

                           (a)      if a Base Rate Loan, then at the sum of the
Base Rate plus the applicable
margin set forth for Base Rate Loans (the "Base Rate Margin") in the table below opposite Company's Consolidated Adjusted Leverage Ratio; or

                           (b)      if a Eurodollar Rate Loan, then at the sum
of the Adjusted Eurodollar Rate
plus the applicable margin set forth for Eurodollar Rate Loans (the "Eurodollar Rate Margin") in the table below opposite Company's Consolidated Adjusted Leverage Ratio:

                                                          Margin for  Margin
                      Consolidated Adjusted Leverage      Eurodollar  for Base
                      Ratio                               Rate Loans  Rate Loans

                      Less than 3.25:1.00                   0.75%          0.00%

                      Equal to or greater than 3.25:1.00    1.00%          0.00%
                      but less than 3.75:1.00

                      Equal to or greater than 3.75:1:00    1.25%          0.00%
                      but less than 4.25:1.00

                      Equal to or greater than 4.25:1.00    1.50%          0.00%
                      but less than 4.75:1.00

                      Equal to or greater than 4.75:1.00    1.75%          0.25%
                      but less than 5.25:1.00

                      Equal to or greater than 5.25:1.00    2.00%          0.50%

                           The initial Base Rate Margin and the initial
Eurodollar Rate Margin, until adjusted as hereinafter provided for in this subsection 2.2A, shall be 0.25% per annum and 1.75% per annum, respectively. Commencing with the Compliance Certificate delivered for the Fiscal Quarter ending December 31, 1996, effective as of the fifth day following Agent's receipt of each Compliance Certificate and the accompanying financial statements pursuant to subsection 6.1, the Base Rate Margin and the Eurodollar Rate Margin shall automatically be adjusted in accordance with the Consolidated Adjusted Leverage Ratio as of the last day of the Fiscal Quarter for which the Compliance Certificate is being delivered and the table set forth above; provided that, in the event that Company fails to deliver a Compliance Certificate and the accompanying financial statements by the fifth day following the date required in accordance with the provisions of subsection 6.1, the Base Rate Margin and the Eurodollar Rate Margin shall automatically be adjusted to 0.50% per annum and 2.00% per annum, respectively, effective upon such fifth day until such date as such Compliance Certificate and the accompanying financial statements are actually delivered; provided that nothing in this paragraph shall be deemed to be a waiver of Company's obligations to comply with subsection 6.1.

         B. Interest Periods. In connection with each Eurodollar Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one, two, three or six month period; provided that:

                  (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

                  (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                  (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

                  (v) no Interest Period with respect to any portion of the Loans shall extend beyond the
Commitment Termination Date;

                  (vi) no Interest Period with respect to any portion of the Loans shall extend beyond the date on which a permanent reduction of the Commitments is scheduled to occur unless the sum of (a) the aggregate principal amount of Loans that are Base Rate Loans plus (b) the aggregate principal amount of Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date plus (c) the excess of the Commitments then in effect over the Total Utilization of Commitments equals or exceeds the permanent reduction of the Commitments that is scheduled to occur on such date;

                  (vii) there shall be no more than ten Interest Periods outstanding at any time; and

                  (viii) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

         C. Interest Payments. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided that in the event any Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

         D. Conversion or Continuation. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert all or any part of its outstanding Loans from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) to continue all or any portion of a Eurodollar Rate Loan as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be so converted or continued on the expiration date of the Interest Period applicable thereto and in amounts equal to $1,000,000 and integral multiples of $100,000 in excess of that amount.

                  Company shall deliver a Notice of Conversion/Continuation to Agent no later than 11:00 A.M. (Dallas, Texas time) on the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender.

                  Neither Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

                  Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

         E. Default Rate. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or any Lender.

         F.  Computation  of Interest.  Interest on the Loans shall be computed,
(i) in the case of Base Rate Loans, on the basis of a 365-day/366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3      Fees.3   FeesFees.

         A. Commitment Fees. Company agrees to pay to Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including November 13, 1996 to and excluding the Closing Date equal to the amount of the Commitments multiplied by 0.25%, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable on the Closing Date. Company also agrees to pay to Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Commitment Termination Date equal to the average of the daily excess of the Commitments over the Total Utilization of Commitments multiplied by the applicable Commitment Fee Percentage set forth in the table below (the "Commitment Fee Percentage"), such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 1997, and on the Commitment Termination Date.

                  The applicable Commitment Fee Percentage is set forth in the table below opposite Company's Consolidated Adjusted Leverage Ratio:

                      Consolidated Adjusted Leverage        Commitment
                      Ratio                                 Fee Percentage

                      Less than 3.25:1.00                   0.20%

                      Equal to or greater than 3.25:1.00    0.25%
                      but less than 3.75:1.00

                      Equal to or greater than 3.75:1:00    0.25%
                      but less than 4.25:1.00

                      Equal to or greater than 4.25:1.00    0.3125%
                      but less than 4.75:1.00

                      Equal to or greater than 4.75:1.00    0.375%
                      but less than 5.25:1.00

                      Equal to or greater than 5.25:1.00    0.375%


                           The initial Commitment Fee Percentage, until adjusted
as hereinafter provided for in
this subsection 2.3A, shall be 0.375% per annum. Commencing with the Compliance Certificate delivered for the Fiscal Quarter ending December 31, 1996, effective as of the fifth day following Agent's receipt of each Compliance Certificate and accompanying financial statements pursuant to subsection 6.1, the Commitment Fee Percentage shall automatically be adjusted in accordance with the Consolidated Adjusted Leverage Ratio as of the last day of the Fiscal Quarter for which the Compliance Certificate is being delivered and the table set forth above;
provided that, in the event that Company fails to deliver a Compliance Certificate and the accompanying financial statements by the fifth day following the date required in accordance with the provisions of subsection 6.1, the Commitment Fee Percentage shall automatically be adjusted to 0.375% per annum, effective upon such fifth day until such date as such Compliance Certificate and the accompanying financial statements are actually delivered; provided that nothing in this paragraph shall be deemed to be a waiver of Company's obligations under subsection 6.1.

         B. Annual Administrative Fee. Company agrees to pay to Agent an annual administrative fee in such amount and at such times as separately agreed in writing upon between Company and Agent.

         C. Other Fees. Company agrees to pay to Agent for the account of the Lenders such other fees in the amounts and at the times separately agreed in writing upon among Company and Agent.

2.4 Repayments, Prepayments and Reductions in Commitments; General Provisions Regarding Payments.4
Repayments, Prepayments and Reductions in Commitments; General Provisions Regarding Payments.

         A. Scheduled Reductions of Commitments. Subject to the provisions of subsection 2.1E, the aggregate Commitments of the Lenders shall be permanently reduced on the dates and in the amounts set forth below:

                                                         Scheduled Reduction of
               Date                                              Commitments

              December 20, 1999                                  $25,000,000
              December 20, 2000                                  $25,000,000
              December 20, 2001                                  $50,000,000

         and the Commitment of each Lender shall be reduced by such Lender's Pro Rata Share of such reduction in the aggregate Commitments; provided that the scheduled reductions of the Commitments set forth above shall be reduced in connection with any voluntary reductions of the Commitments in accordance with subsection 2.4B(iv).

         B.       Prepayments and Reductions in Commitments.

                  (i) Voluntary Prepayments. Company may, upon not less than two Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Agent by 12:00 Noon (Dallas, Texas time) on the date required and, if given by telephone, promptly confirmed in writing to Agent (which original written or telephonic notice Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of $100,000 and integral multiples thereof in excess of that amount; provided, however, that a Eurodollar Rate Loan may only be prepaid on the expiration of the Interest Period applicable thereto. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

                  (ii) Voluntary Reductions of Commitments. Company may, upon not less than ten Business Days' prior written or telephonic notice confirmed in writing to Agent (which original written or telephonic notice Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Commitments in an amount up to the amount by which the Commitments exceed the Total Utilization of Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount. Company's notice to Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Commitments shall be effective on the date specified in Company's notice and shall reduce the Commitment of each Lender proportionately to its Pro Rata Share. Any such voluntary reduction of the Commitments shall be applied as specified in subsection 2.4B(iv).

                  (iii)    Mandatory Prepayments and Reductions in Commitments.

                           (a)      Company shall from time to time prepay the
Loans to the extent necessary so
that the Total Utilization of Commitments shall not at any time exceed the Commitments then in effect, all such prepayments to be applied as provided in subsection 2.4B(iv).

                           (b)      The Commitments shall be permanently reduced
and the Company shall prepay the
Loans to the extent required pursuant to subsection 7.7(vii).

                  (iv) Application of Prepayments and Unscheduled Reductions of Commitments.

                           (a)      Application of Prepayments to Base Rate
Loans and Eurodollar Rate Loans.  Any
prepayment of the Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

                           (b)      Application of Unscheduled Reductions of
Commitments.  Any voluntary reduction
of the Commitments pursuant to subsection 2.4B(ii) shall be applied to reduce the scheduled reductions of the Commitments set forth in subsection 2.4A in such manner as may be selected by Company. Any mandatory reduction of Commitments set forth in subsection 2.4B(iii)(b) shall be applied to scheduled reductions of the Commitments set forth in subsection 2.4A pro rata among such scheduled reductions.

         C.       General Provisions Regarding Payments.

                  (i) Manner and Time of Payment. All payments by Company of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Agent not later than 12:00 Noon (Dallas, Texas time) on the date due at the Funding and Payment Office for the account of Lenders or Issuing Lender, as the case may be. Funds received by Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Agent to charge its accounts with Agent in order to cause timely payment to be made to Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

                  (ii) Application of Payments to Principal and Interest. Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

                  (iii) Apportionment of Payments. Aggregate principal and interest payments in respect of Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Agent and the commitment fees of such Lender when received by Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Agent shall give effect thereto in apportioning payments received thereafter.

                  (iv) Payments on Business Days. Except as otherwise provided in subsection 2.2B(iii), whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

                  (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

Use of Proceeds.Proceeds.5 Use of Proceeds

         A. Loans. The proceeds of the Loans shall be applied by Company first to repay all outstanding
Loans under the Existing Credit Agreement, and all accrued and unpaid interest thereon and any fees and penalties in connection therewith, and thereafter for working capital and general corporate purposes, including, without limitation, the financing of Acquisitions and making of intercompany loans to any of Company's Subsidiaries in accordance with subsection 7.1(iv) for working capital and general corporate purposes.

         B. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

Special Provisions Governing Eurodollar Rate Loans.te Loans.6 Special Provisions Governing Eurodollar Rate Loans

                  Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

         A. Determination of Applicable Interest Rate. As soon as practicable after 11:00 A.M. (Dallas, Texas time) on each Interest Rate Determination Date, Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

         B. Inability to Determine Applicable Interest Rate. In the event that Agent shall have determined (which determination, absent manifest error, shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, continued as or converted to, Eurodollar Rate Loans until such time as Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

         C. Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination, absent manifest error, shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order having the force of law (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Agent of such determination (which notice Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

         D. Compensation For Breakage or Non-Commencement of Interest Periods. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation,
(ii) if any prepayment (including without limitation any prepayment pursuant to subsection 2.4B(i)) or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

         E. Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

         F. Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

         G. Eurodollar Rate Loans After Default. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default,
(i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

2.7      Increased Costs; Taxes; Capital Adequacy

         A. Compensation for Increased Costs and Taxes. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                  (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

                  (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

                  (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Eurodollar Rate Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder with respect to Eurodollar Rate Loans. Such Lender shall deliver to Company (with a copy to Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

         B.       Withholding of Taxes.

                  (i) Payments to Be Free and Clear. All sums payable by Company under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                  (ii) Grossing-up of Payments. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Agent or any Lender under any of the Loan Documents:

                           (a)      Company shall notify Agent of any such
requirement or any change in any such
requirement as soon as Company becomes aware of it;

                           (b)      Company shall pay any such Tax before the
date on which penalties attach
thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Agent or such Lender, as the case may be) on behalf of and in the name of Agent or such Lender;

                           (c)      the sum payable by Company in respect of
which the relevant deduction,
withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                           (d)      within 30 days after paying any sum from
which it is required by law to make
any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

         provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

                  (iii)    Evidence of Exemption from U.S. Withholding Tax.

                           (a)      Each Lender that is organized under the laws
of any jurisdiction other than
the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "Non-US Lender") shall deliver to Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Agent (each in the reasonable exercise of its discretion), two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                           (b)      Each Lender required to deliver any forms,
certificates or other evidence with
respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Agent and Company of its inability to deliver any such forms, certificates or other evidence.

                           (c)      Company shall not be required to pay any
additional amount to any Non-US
Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or (b)(1) of this subsection 2.7B(iii); provided that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

         C. Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.8      Obligation of Lenders and Issuing Lenders to Mitigate

                  Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection
2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use commercially reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem commercially reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Company agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Company (with a copy to Agent) shall be conclusive absent manifest error.

2.9      Substitution of Lenders.9  Substitution of LendersSubstitution of
Lenders.

                  If any Lender requests compensation from Company under subsection 2.7, Company shall have the right, with the assistance of Agent, to seek one or more Eligible Assignees (which may be one or more of the Lenders) reasonably satisfactory to Agent and Company to purchase the Loans and assume the Commitment of such Lender, and Company, Agent, such Lender, and such Eligible Assignees shall execute and deliver an appropriately completed Assignment Agreement pursuant to subsection 10.1B hereof to effect the assignment of rights to and the assumption of obligations by such Eligible Assignees; provided that (i) such requesting Lender shall be entitled to compensation under subsection 2.7 for any costs incurred by or otherwise due to it prior to its replacement, (ii) no Event of Default or Potential Event of Default has occurred and is continuing, (iii) Company has satisfied all of its obligations under the Loan Documents relating to such Lender, including without limitation obligations, if any, under subsection 2.7, and (iv) Company shall have paid Agent a $3,000 processing and recordation fee.


Section 3.        LETTERS OF CREDIT
3.1      Issuance of Letters of Credit and Lenders' Purchase of Participations
Therein

         A. Letters of Credit. In addition to Company requesting that Lenders make Loans pursuant to subsection 2.1A, Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the Commitment Termination Date, that one or more Lenders issue Letters of Credit for the account of Company for the purposes specified in the definition of Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, any one or more Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Company shall not request that any Lender issue (and no Lender shall issue):

                  (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Commitments would exceed the Commitments then in effect;

                  (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit
Usage would exceed $35,000,000;

                  (iii) any Letter of Credit having an expiration date later than the earlier of (a) the Commitment Termination Date and (b) the date which is one year from the date of issuance of such Letter of Credit; provided that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; provided, further that such Issuing Lender shall elect not to extend such Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension, and in no event will any such extensions extend beyond the Commitment Termination Date; and

                  (iv) any Letter of Credit denominated in a currency other than Dollars.

         B.       Mechanics of Issuance.

                  (i) Notice of Issuance. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Agent a Notice of Issuance of Letter of Credit substantially in the form of Exhibit III annexed hereto no later than 11:00 A.M. (Dallas, Texas time) at least three Business Days, or such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) the face amount of the Letter of Credit, (c) the expiration date of the Letter of Credit, (d) the name and address of the beneficiary, and
(e) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents; and provided, further that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Lender) on such business day.

                           Company shall notify the applicable Issuing Lender
(and Agent, if Agent is not such
Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit.

                  (ii) Determination of Issuing Lender. Upon receipt by Agent of a Notice of Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, in the event Agent elects to issue such Letter of Credit, Agent shall promptly so notify Company, and Agent shall be the Issuing Lender with respect thereto. In the event that Agent, in its sole discretion, elects not to issue such Letter of Credit, Agent shall promptly so notify Company, whereupon Company may request any other Lender to issue such Letter of Credit by delivering to such Lender a copy of the applicable Notice of Issuance of Letter of Credit. Any Lender so requested to issue such Letter of Credit shall promptly notify Company and Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Lender which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of Agent not to issue such Letter of Credit, Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Agent, when aggregated with Agent's outstanding Loans, may exceed Agent's Commitment then in effect.

                  (iii) Issuance of Letter of Credit. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit on or before the proposed issuance date in accordance with the Issuing Lender's standard operating procedures.

                  (iv) Notification to Lenders. Upon the issuance of any Letter of Credit the applicable Issuing Lender shall promptly notify Agent (if the Issuing Lender is not Agent) and each other Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit. Promptly after receipt of such notice (or, if Agent is the Issuing Lender, together with such notice), Agent shall notify each Lender of the amount of such Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

         C. Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

3.2      Letter of Credit Fees.2    Letter of Credit FeesLetter of Credit Fees.

                  Company agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

                  (i) with respect to each Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to 0.125% per annum of the face amount of such Letter of Credit payable quarterly in advance, with the first payment due on the date of issuance and thereafter with the payment due on every three-month anniversary of such date and (b) a letter of credit fee, payable to Agent for the account of Lenders, equal to the then applicable Eurodollar Rate Margin set forth in subsection 2.2A hereof for Eurodollar Rate Loans multiplied by the daily maximum amount available to be drawn under such Letter of Credit, payable in arrears on and to (but excluding) each March 31, June 30, September 30 and December 31 of each year, commencing December 31, 1996, both such fees to be computed on the basis of a 360-day year for the actual number of days elapsed; and

                  (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clause (i) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

Promptly upon receipt by Agent of any amount described in clause (i)(b) of this subsection 3.2, Agent shall distribute to each Lender its Pro Rata Share of such amount.

3.3      Drawings and Reimbursement of Amounts Paid Under Letters of Credit

         A. Responsibility of Issuing Lender With Respect to Drawings. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

         B. Reimbursement by Company of Amounts Paid Under Letters of Credit. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Company and Agent, and Company shall reimburse such Issuing Lender on the Business Day immediately following the date on which such drawing is honored (the "Reimbursement Date") in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Agent and such Issuing Lender prior to 11:00 A.M. (Dallas, Texas time) on the date such drawing is honored that Company intends to reimburse such Issuing Lender for the amount of such honored drawing with funds other than the proceeds of Loans, Company shall be deemed to have given a timely Notice of Borrowing to Agent requesting Lenders to make Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Lenders shall, on the Reimbursement Date, make Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Agent to reimburse such Issuing Lender for the amount of such honored drawing; and provided, further that if for any reason proceeds of Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such honored drawing, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Loans under this subsection 3.3B.

         C. Payment by Lenders of Unreimbursed Amounts Paid Under Letters of Credit.

                  (i) Payment by Lenders. In the event that Company shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B (including the failure to reimburse such Issuing Lender with the proceeds of Loans) in an amount equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Lender of the unreimbursed amount of such honored drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (Dallas, Texas time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Lender fails to make available to such Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from any Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

                  (ii) Distribution to Lenders of Reimbursements Received From Company. In the event any Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Company in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

         D.       Interest on Amounts Paid Under Letters of Credit.

                  (i) Payment of Interest by Company. Company agrees to pay to each Issuing Lender, with respect to drawings honored under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 365/366 day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

                  (ii) Distribution of Interest Payments by Issuing Lender. Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing honored under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Lender, out of the interest received by such Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such honored drawing, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such honored drawing so reimbursed by other Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Company. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

3.4      Obligations Absolute.4     Obligations AbsoluteObligations Absolute.

                  The obligation of Company to reimburse each Issuing Lender for drawings honored under the Letters of Credit issued by it and to repay any Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of any Letter of Credit;

                  (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

                  (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

                  (v) any adverse change in the business, operations, properties, assets, condition
(financial or otherwise) or prospects of Company or any of its Subsidiaries;

                  (vi) any breach of this Agreement or any other Loan Document by any party thereto;

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

                  (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

Indemnification; Nature of Issuing Lenders' Duties.' Duties.5 Indemnification; Nature of Issuing Lenders' Duties

         A. Indemnification. In addition to amounts payable as provided in subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or
(ii) the failure of such Issuing
Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

         B. Nature of Issuing Lenders' Duties. As between Company and any Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including without limitation any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

                  In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Company.

                  Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Lender for any liability arising out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

Existing Letters of Credit.f Credit.6       Existing Letters of Credit

                  Notwithstanding anything to the contrary herein, as of the Closing Date, all of the Existing Letters of Credit shall be deemed to be Letters of Credit issued hereunder and shall be subject to all of the terms and provisions of this Agreement, including all terms and provisions applicable to Letters of Credit under this Agreement. Each Lender agrees that its obligations with respect to Letters of Credit pursuant to subsection 3.3C shall, as of the Closing Date, include the Existing Letters of Credit.

3.7      Increased Costs and Taxes Relating to Letters of Credit

                  Subject to the  provisions of subsection  2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Issuing Lender or Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                  (i) subjects such Issuing Lender or Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

                  (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Lender; or

                  (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Lender or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Company shall promptly pay to such Issuing Lender or Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.


Section 4.        CONDITIONS TO LOANS AND LETTERS OF CREDIT

                  This Agreement shall become fully effective pursuant to subsection 10.20 on the Closing Date upon the satisfaction of, and the obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to, the following conditions.

4.1      Conditions to Initial Extensions of Credit

                  The obligations of Lenders to make the initial credit extensions are, in addition to the conditions precedent specified in subsections
4.2 and 4.3, subject to prior or concurrent satisfaction of the following conditions:

         A. Loan Party Documents. On or before the Closing Date, Company shall, and shall cause each other
Loan Party to, deliver to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing Date:

                  (i) (a) In the case of Company and the New Subsidiaries, certified copies of the Certificate or Articles of Incorporation of such Person, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date and (b) in the case of each other Loan Party, an Officer's Certificate certifying that each of the documents specified in (a) above with respect to such Person was delivered on the Existing Credit Agreement Closing Date, and that since the Existing Credit Agreement Closing Date, there have been no amendments to such Person's Certificate or Articles of Incorporation, and no event has occurred that would cause any of the good standing certificates so delivered to cease to be in full force and effect;

                  (ii) (a) In the case of Company and the New Subsidiaries, copies of the Bylaws of such Person, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary and (b) in the case of each other Loan Party, an Officer's Certificate certifying that true and correct Bylaws of such Person were delivered on the Existing Credit Agreement Closing Date and that there have been no amendments thereto since such date;

                  (iii) Resolutions of the Board of Directors of such Person confirming such Person's obligations under the Loan Documents executed and delivered by it on or before the Existing Credit Agreement Closing Date, and authorizing the execution, delivery and performance of the Loan Documents to which it is a party to be executed and delivered on the Closing Date, certified as of the Closing Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

                  (iv) Signature and incumbency certificates of the officers of such Person executing the
Loan Documents to be delivered on the Closing Date to which it is a party;

                  (v) Executed originals of the Loan Documents to be delivered on the Closing Date to which such Person is a party, including without limitation execution of this Agreement, the Notes, and the Company Amendment and Confirmation by Company, execution and delivery by the New Subsidiaries and the Subsidiary Guarantors of the Subsidiary Amendment and Confirmation; and

                  (vi)     Such other documents as Agent may reasonably request.

         B. No Material Adverse Effect. Since June 30, 1996 no Material Adverse Effect (in the reasonable opinion of Agent) shall have occurred.

         C. Repayment of Obligations Under Existing Credit Agreement. All outstanding Loans, if any, under the Existing Credit Agreement, together with all accrued and unpaid interest and any and all fees under the Existing Credit Agreement, including, without limitation, all commitment fees, letter of credit fees, and any fees, if any, under Section 2.6D of the Existing Credit Agreement, accrued and unpaid to the Closing Date shall have been paid and satisfied in full.

         D. Security Interests in Personal Property. Agent shall have received evidence satisfactory to it that Company and Subsidiary Guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, consents, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii) and (iv) below) that may be necessary or, in the opinion of Agent, desirable in order to create or confirm in favor of Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal property Collateral. Such actions shall include, without limitation, the following:

                  (i) Schedules to Collateral Documents. Delivery to Agent of accurate and complete schedules to all of the applicable Collateral Documents, or an Officer's Certificate certifying that the schedules to all of the applicable Collateral Documents delivered on the Existing Credit Agreement Closing Date remain accurate and complete on the Closing Date.

                  (ii) Stock Certificates and Instruments.  Delivery to Agent of
(a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Agent) representing all capital stock and (if applicable) partnership interests of all of Company's Subsidiaries pledged pursuant to the Company Pledge Agreement and the Subsidiary Pledge Agreements and (b) all promissory notes or other instruments (duly endorsed in blank and in form and substance satisfactory to Agent) evidencing any Collateral, or (c) an Officer's Certificate certifying that the stock certificates, promissory notes and other instruments delivered to Agent on the Existing Credit Agreement Closing Date or thereafter constitute all of the capital stock and (if applicable) partnership interests of all of Company's Subsidiaries pledged pursuant to the Company Pledge Agreement and the Subsidiary Pledge Agreements and all of the promissory notes or other instruments evidencing any Collateral;

                  (iii) Lien Searches and UCC Termination Statements. To the extent not delivered on the Existing Credit Agreement Closing Date or required to be delivered as a result of events occurring after such date, delivery to Agent of (a) the results of a recent search, by a Person satisfactory to Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal property of any Loan Party, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements disclosed in such search (other than any such financing statements in respect of Liens permitted to remain outstanding pursuant to the terms of the Existing Credit Agreement as amended and restated by this Agreement); provided that with respect to UCC financing statements disclosed in such search relating to Indebtedness of the New Subsidiaries which has been paid in full, Company shall provide evidence satisfactory to Agent of such payment within 30 days of the Closing Date and with respect to such UCC financing statements relating to repaid Indebtedness and all other Liens disclosed in such search not permitted to remain outstanding pursuant to the terms of this Agreement, Company shall provide evidence satisfactory to Agent of the termination or release of such UCC financing statements and Liens within 90 days of the Closing Date; and

                  (iv) UCC Financing Statements. To the extent not delivered on the Existing Credit Agreement Closing Date or required to be delivered as a result of events occurring after such date, delivery to Agent of UCC financing statements, duly executed by each applicable Loan Party with respect to all personal property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Agent, desirable to perfect or continue the perfected status of the security interests created in such Collateral pursuant to the Collateral Documents.

         E. Evidence of Insurance. Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect and that Agent on behalf of Lenders has been named as additional insured thereunder to the extent required under subsection 6.4.

         F. Opinions of Counsel to Loan Parties. Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of David A. Grant, Company's General Counsel, and of Sidley & Austin, outside counsel for Loan Parties, in form and substance reasonably satisfactory to Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit VI annexed hereto and as to such other matters as Agent acting on behalf of Lenders may reasonably request.

         G. Opinions of Agent's Counsel. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Agent, dated as of the Closing Date, substantially in the form of Exhibit VII annexed hereto.

         H. Fees. Company shall have paid to Agent and Arranger the fees payable on the Closing Date referred to in subsection 2.3.

         I. Representations and Warranties; Performance of Agreements. Company shall have delivered to Agent an Officers' Certificate, in form and substance satisfactory to Agent, to the effect that the representations and warranties in
Section 5 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Agent and Requisite Lenders.

         J. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

         K. Notice of Prepayment. Agent shall have received a Notice of Prepayment meeting the requirements under Section 2.4B(i) of the Existing Credit Agreement in respect of the Loans outstanding under the Existing Credit Agreement on the Closing Date which Loans will be prepaid on the Closing Date with the proceeds of the Loans made hereunder.

         L. Updated Projections and Pro Forma Financial Information. On or before the Closing Date, Lenders shall have received from Company projections and pro forma financial information in form and substance satisfactory to Lenders which updates the October, 1996 projections and pro forma financial information previously delivered to Lenders.

4.2      Conditions to Loans.2      Conditions to LoansConditions to Loans.

                  The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

                  A. Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief financial officer of Company or by any executive officer of Company designated by the above-described officer on behalf of Company in a writing delivered to Agent.

                  B.       As of that Funding Date:

                  (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

                  (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

                  (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied in all material respects all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

                  (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

                  (v) The making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System;

                  (vi) There shall not be pending or, to the knowledge of Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by Company in writing pursuant to subsection 5.6 or 6.1(ix) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, is reasonably expected to have a Material Adverse Effect; and

                  (vii) In the event that after giving effect to the making of the Loans requested on such Funding Date or the issuance of the Letters of
Credit   requested  on  such  issuance  date,  the  aggregate  amount  of  Loans outstanding plus the Letter of Credit Usage with respect to Letters of Credit issued for the purposes described in clauses (iii)-(v) of the definition of "Standby Letter of Credit" exceeds $40,000,000, the following statements shall be true and correct and the Company shall be deemed to represent and warrant as of such Funding Date as follows:

                           (a)      such requested Loans or Letters of Credit
are permitted "Indebtedness" (as
such term is defined in the 9-7/8% Subordinated Notes Indenture and the 1996 Subordinated Notes Indenture) under the 9-7/8% Subordinated Note Indenture and the 1996 Subordinated Note Indenture;

                           (b)      (1)  upon the making of each requested Loan
or the issuance of each requested
Letter of Credit (each, an "Incurrence Date"), (A) no Default or Event of Default (each as defined in the 9-7/8% Subordinated Notes Indenture and the 1996 Subordinated Notes Indenture) shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of "Indebtedness" and (B) if the aggregate principal amount of all outstanding Loans plus the Letter of Credit Usage (other than Letter of Credit Usage (i) with respect to Letters of Credit issued for purposes described in clauses (i) and (ii) of the definition of "Standby Letter of Credit" and (ii) with respect to Letters of Credit issued to support "Refinancing Indebtedness" (as defined in the 9-7/8% Subordinated Notes Indenture and the 1996 Subordinated Notes Indenture) permitted pursuant to Section 4.11(d) of each of the 9-7/8% Subordinated Notes Indenture and the 1996 Subordinated Notes Indenture) after the making of such Loan or issuance of such Letter of Credit would exceed $40,000,000, the Consolidated Interest Coverage Ratio (as defined in the 9-7/8% Subordinated Notes Indenture and the 1996 Subordinated Notes Indenture) of Company for the Reference Period (as defined in the 9-7/8% Subordinated Notes Indenture and the 1996 Subordinated Notes Indenture) immediately preceding each Incurrence Date, after giving effect on a pro forma basis to such incurrence of such "Indebtedness" and, to the extent set forth in the definition of Consolidated Interest Coverage Ratio in the 9-7/8% Subordinated Notes Indenture and the 1996 Subordinated Notes Indenture, the use of proceeds thereof shall be at least (x) 2.0 to 1.0 if the Incurrence Date occurs on or before September 30, 1997, or (y) 2.25 to 1.00 if such Incurrence Date occurs at any time thereafter, and (2) the Notice of Borrowing or Notice of Issuance of Letter of Credit presented by Company in respect of such Incurrence Date shall set forth calculations establishing that requirements set forth in clause (1)(B) will be satisfied;

                           (c)      all Loans and Letters of Credit under this
Agreement are "Senior Debt" as
defined in the 9-7/8% Subordinated Notes Indenture and the 1996 Subordinated Notes Indenture; and

                           (d)      (1) at least $40,000,000 of the Obligations
under this Agreement are entitled
to the benefits of being "Senior Debt" as defined under clause (i) of the definition of "Senior Debt" in the 9-7/8% Subordinated Notes Indenture and (2) at least $50,000,000 of the Obligations under this Agreement are entitled to the benefits of being "Senior Debt" as defined under clause (ii) of the definition of "Senior Debt" in the 1996 Subordinated Notes Indenture.

4.3 Conditions to Letters of Credit.3 Conditions to Letters of Credit Conditions to Letters of Credit.

                  The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

         A. On or before the date of issuance of such Letter of Credit, Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit, in each case signed by the chief financial officer of Company or by any executive officer of Company designated by the above-described officer on behalf of Company in a writing delivered to Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

         B. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.


Section 5.        COMPANY'S REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce other Lenders to purchase participations therein, Company represents and warrants to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

5.1      Organization, Powers, Qualification, Good Standing, Business and
Subsidiaries

         A. Organization and Powers. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation as specified in Schedule 5.1 annexed hereto. Each Loan Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

         B. Qualification and Good Standing. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

         C. Conduct of Business. Company and its Subsidiaries are engaged only in the business of providing health care services consisting of skilled, acute, subacute and intermediate nursing care, rehabilitative services, outpatient clinics, home health services and other specialized health care services, and pharmaceutical products and services.

         D.  Subsidiaries.  All of the Subsidiaries of Company are identified in
Schedule 5.1 annexed hereto, as said Schedule 5.1 may be supplemented from time to time pursuant to the provisions of subsection 6.1(xvi). The capital stock of each of the corporate Subsidiaries of Company identified in Schedule 5.1 annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. The partnership interests of each of the partnership Subsidiaries of Company identified in Schedule 5.1 annexed hereto (as so supplemented) are duly authorized and validly issued. Each of the Subsidiaries of Company identified in
Schedule 5.1 annexed hereto (as so supplemented) is a corporation or partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization set forth therein, has all requisite corporate or partnership power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and will not have a Material Adverse Effect. Schedule 5.1 annexed hereto (as so supplemented) correctly sets forth the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein.

5.2      Authorization of Borrowing, etc.

         A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action on the part of each Loan Party that is a party thereto.

         B. No Conflict. The execution, delivery and performance by Loan Parties of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, including without limitation any Necessary Authorizations, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its
Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

         C. Governmental Consents. The execution, delivery and performance by Loan Parties of the Loan
Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

         D. Binding Obligation. Each of the Loan Documents has been duly executed and delivered by each
Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         E. Valid Issuance of Company Common Stock. All issued and outstanding shares of Company Common
Stock have been duly and validly issued, and are fully paid and nonassessable.

5.3      Financial Condition.3      Financial ConditionFinancial Condition.

                  Company has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated balance sheet of Company and its Subsidiaries as at December 31, 1995, and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the Fiscal Year then ended and (ii) the unaudited consolidated balance sheet of Company and its Subsidiaries as at June 30, 1996 and the related unaudited consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the six months then ended. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position on a consolidated basis of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows on a consolidated basis of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments.

5.4 No Material Adverse Change; No Restricted Junior Payments.4 No Material Adverse Change; No Restricted Junior PaymentsNo Material Adverse Change; No Restricted Junior Payments.

                  Since June 30, 1996, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Since June 30, 1996, neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

5.5      Title to Properties; Liens
                  To the extent necessary to operate their business in the manner heretofore conducted, Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property),
(ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the Ordinary Course of Business or as otherwise permitted under subsection 7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

5.6      Litigation; Adverse Facts
                  Except as set forth in Schedule 5.6 annexed hereto,  which may be amended from time to time with the consent of Requisite Lenders, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries and that, individually or in the aggregate, is reasonably expected to result in a Material Adverse Effect. Neither Company nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws), or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that in the case of the foregoing clauses (i) and (ii), individually or in the aggregate, is reasonably expected to result in a Material Adverse Effect.

5.7      Payment of Taxes.7         Payment of TaxesPayment of Taxes.

                  Except to the extent permitted by subsection 6.3, all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed or timely extensions for filing secured, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Company knows of no proposed tax assessment against Company or any of its Subsidiaries which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8      Performance of Agreements; Materially Adverse Agreements

                  A. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

                  B. Neither Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, is reasonably expected to result in a Material Adverse Effect.

5.9      Governmental Regulation.9  Governmental RegulationGovernmental
Regulation.

                  Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.10     Securities Activities.10   Securities ActivitiesSecurities Activities.

                  A. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin
Stock.

                  B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection 7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

5.11     Employee Benefit Plans.11  Employee Benefit PlansEmployee Benefit
Plans.

                  A.  Company,  each  of its  Subsidiaries  and  each  of  their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified.

                  B. No ERISA Event has occurred or is reasonably expected to occur.

                  C. Except to the extent required under Section 4980B of the Internal Revenue Code or except as set forth in Schedule 5.11 annexed hereto, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

                  D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $500,000.

                  E. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $500,000.

5.12     Certain Fees.12   Certain FeesCertain Fees.

                  No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby (other than fees due to Agent or Arranger under the terms hereof), and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13     Environmental Protection

                  (i) neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity that, individually or in the aggregate, is reasonably expected to have a Material Adverse Effect;

                  (ii) neither Company nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9604) or any comparable state law relating to any conditions, occurrences, events or other matters that, individually or in the aggregate, are reasonably expected to have a Material Adverse Effect;

                  (iii) to Company's knowledge there are and have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries that, individually or in the aggregate, is reasonably expected to have a Material Adverse Effect;

                  (iv) neither Company nor any of its Subsidiaries nor, to Company's knowledge, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility relating to any conditions, occurrences, events or other matters that, individually or in the aggregate, are reasonably expected to have a Material Adverse Effect, and except as set forth in Schedule 5.13 annexed hereto, none of Company's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

                  (v) compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws will not, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect.

                  Notwithstanding anything in this subsection 5.13 to the contrary, no event or condition has occurred or is occurring with respect to Company or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had or is reasonably expected to have a Material Adverse Effect.

5.14     Employee Matters.14        Employee MattersEmployee Matters.

                  There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that is reasonably expected to have a Material Adverse Effect.

5.15     Solvency.15       SolvencySolvency.

                  Each Loan Party is and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.

5.16     Matters Relating to Collateral

         A. Creation, Perfection and Priority of Liens. The execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken on or prior to the date hereof pursuant to subsections 4.1D, and
6.9 and (ii) the delivery to Agent of any Pledged Collateral not delivered to Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are effective to create in favor of Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to Agent on the Closing Date for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Agent.

         B. Absence of Third-Party Filings. Except for those filed in favor of Agent as contemplated by subsection 5.16A, no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

         C. Margin Regulations. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

         D. Information Regarding Collateral. All information supplied to Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular
Collateral) is accurate and complete in all material respects.

         E. Accounts Receivable Collateral. The Accounts Receivable and any related reimbursement contracts with the payor of such Accounts Receivable have not been satisfied, subordinated or rescinded in any manner (other than settlements in the Ordinary Course of Business with payors of such Accounts Receivable reached to facilitate collection); such Accounts Receivable were created through the provision of services or merchandise supplied by either (a) Company and its Subsidiaries and the related charges were usual, customary and reasonable, or (b) a Target of an Acquisition prior to such Acquisition and Company believes, after due investigation, that the related charges were usual, customary and reasonable; such Accounts Receivable are owned by Company and its Subsidiaries free and clear of any adverse claim other than reimbursement and recoupment claims resulting from audits of the cost reports or other claims for reimbursement submitted by Company and its Subsidiaries, and
Company and its Subsidiaries have the right to assign and transfer such Accounts Receivable, subject, however, to such limits as may be imposed by state or federal law on the right of Lenders to exercise their rights with respect to said assignment and transfer upon the occurrence of an Event of Default; and there are no procedures or investigations pending or threatened before any Governmental Authority seeking a determination or ruling that might affect the validity or enforceability of a material portion of such Accounts Receivable subject to the review or jurisdiction of such Governmental Authority.

5.17     Disclosure.17     DisclosureDisclosure.

                  No representation or warranty of Company or any of its Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The August, 1996 projections and pro forma financial information (as updated by the October, 1996 projections and pro forma financial information) contained in such materials delivered by Company to Agent are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results, and that Company has no obligation to update said projections as a condition to any funding under this Agreement. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, are reasonably expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

5.18     Regulatory Compliance.18   Regulatory ComplianceRegulatory Compliance.

                  A. All Necessary Authorizations, which if not obtained are reasonably expected to have a Material Adverse Effect, have been duly obtained, and are in full force and effect without any known conflict with the rights of others and free from any unduly burdensome restrictions. Company and its Subsidiaries are and will continue to be in compliance in all material respects with all provisions thereof. No circumstance exists which might impair the utility of the Necessary Authorizations or the right to renew such Necessary Authorizations, the effect of which is reasonably expected to have a Material Adverse Effect. No Necessary Authorizations, which if suspended, canceled or revoked are reasonably expected to have a Material Adverse Effect, are the subject of any pending or, to the best of Company's knowledge, threatened challenge, suspension, cancellation or revocation.

                  B. Company and its Subsidiaries, and, to the knowledge of Company and its Subsidiaries after reasonable inquiry, their respective officers and directors, have been and are in material compliance with federal Medicare and Medicaid statutes, 42 U.S.C. ss.ss. 1320a-7, 1320a-7(a), 1320a-7b and 1395nn, as amended, and the regulations promulgated thereunder or related state and local statutes and regulations, and have not at anytime:

                  (i) knowingly and willfully made or caused to be made a false statement or representation of a material fact in any application for any benefit or payment;

                  (ii) knowingly and willfully made or caused to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

                  (iii) presented or caused to be presented a claim for reimbursement for services under Medicare or Medicaid, or other state health care programs that is for an item or service that is known or should be known to be (a) not provided as claimed, or (b) false or fraudulent;

                  (iv) failed to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent fraudulently to secure such benefit or payment;

                  (v) knowingly and willfully illegally offered, paid, solicited or received any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or other state health care programs, or (b) in return for purchasing, leasing or ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid or other state health care programs;

                  (vi) knowingly and willfully made or caused to be made or induced or sought to induce the making of any false statement or representation (or omitted to state a fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (a) the conditions or operations of a facility in order that the facility may qualify for Medicare or Medicaid or other state health care program certification, or (b) information required to be provided under ss. 1124A of the Social Security Act (42 U.S.C. ss. 1320a-3); or

                  (vii) knowingly and willfully (a) charged for any Medicaid service, money or other consideration at a rate in excess of the rates established by the state, or (b) for services covered (in whole or in part) by Medicaid, charged, solicited, accepted or received, in addition to amounts paid by Medicaid, any gift, money, donation or other consideration (other than a charitable, religious or philanthropic contribution from an organization or from a person unrelated to the patient) (y) as a precondition of treating the patient, or (z) as a requirement for the patient's continued treatment;

such that the actions or inactions in the foregoing clauses (i) through (vii), individually or in the aggregate, are reasonably expected to have a Material Adverse Effect.

5.19     Existing Letters of Credit.19      Existing Letters of CreditExisting
Letters of Credit.

         All Existing Letters of Credit are described on Schedule 5.19 annexed hereto.


Section 6.        COMPANY'S AFFIRMATIVE COVENANTS

                  Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1      Financial Statements and Other Reports

                  Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Agent and Lenders:

                  (i) Quarterly Financials: as soon as available and in any event within 50 days after the end of each Fiscal Quarter, the consolidated balance sheet of Company and its Subsidiaries as of the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries (which statements in any event shall include (x) such information on a regional basis as Company customarily reports in the Ordinary Course of Business and (y) a report on the aging of Accounts Receivable) for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

                  (ii) Year-End Financials: as soon as available and in any event within 95 days after the end of each Fiscal Year, (a) the consolidated balance sheet of Company and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods indicated and (b) in the case of such consolidated financial statements, a report thereon of Arthur Andersen LLP or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Agent, which report shall be unqualified, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                  (iii) Compliance Certificate: together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions
(i) and (ii) above, a Compliance Certificate, which shall be duly executed by the chief financial officer or chief accounting officer of Company, demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period;

                  (iv) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (i), (ii) or (xiii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (i), (ii) or (xiii) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (i), (ii) or
(xiii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including without limitation any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

                  (v) Accountants' Certification: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (ii) above, a letter from Company's public accountants certifying that, although no special procedures were performed with respect to such matters, during the course of performing their customary procedures in connection with their examination and report on Company's financial statements, no Event of Default was detected during such examination of Company and its Subsidiaries, and authorizing Company to deliver such financial statements and opinion thereon to Agent and Lenders pursuant to this Agreement;

                  (vi) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

                  (vii) SEC Filings and Press Releases: promptly upon their becoming publicly available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

                  (viii) Events of Default, etc.: promptly upon any officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

                  (ix) Litigation or Other Proceedings: promptly upon any officer of Company obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries (collectively, "Proceedings") not previously disclosed in writing by Company to Lenders or (Y) any material development in any Proceeding that, in the case of either clause (X) or (Y):

                           (1)      if adversely determined, has a reasonable
possibility of giving rise to a
Material Adverse Effect; or

                           (2)      seeks to enjoin or otherwise prevent the
consummation of, or to recover any
damages or obtain relief as a result of, the transactions contemplated hereby;

         written notice thereof together with such other information as may be reasonably available to Company and may be disclosed by Company without losing any attorney-client protection to enable Lenders and their counsel to evaluate such matters;

                  (x) Health Care Compliance: promptly upon any officer of Company obtaining knowledge of any material claim, complaint, notice or request for information received by Company or any of its Subsidiaries with respect to compliance with health care regulatory requirements relating to the delivery of health care services of the type provided by Company and payment therefor (excluding malpractice claims and routine license and certification surveys unless such surveys include a recommendation that the Medicare or Medicaid certification or license of a Facility should be terminated, revoked or suspended), including, but not limited to, any violation or alleged violation of any federal, state or local statute, regulation, or ordinance relating to the delivery of medical services and payment therefor, including, but not limited to, the requirements set forth under federal Medicare and Medicaid statutes, 42 U.S.C. ss.ss. 1320a-7, 1320a-7a, 1320a-7b and 1395nn, and the regulations promulgated thereunder and related state or local statutes or regulations;

                  (xi) ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                  (xii) ERISA Notices: with reasonable promptness, upon the reasonable request of Agent, copies of (a) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Agent shall request;

                  (xiii) Financial Plans: as soon as practicable and in any event no later than 30 days after the beginning of each Fiscal Year commencing with Fiscal Year 1998, a consolidated and consolidating plan and financial forecast for such Fiscal Year (the "Financial Plan" for such Fiscal Year), including without limitation a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for such Fiscal Year;

                  (xiv) Insurance: as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance reasonably satisfactory to Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year;

                  (xv) Board of Directors: with reasonable promptness, written notice of any change in the Board of Directors of Company;

                  (xvi) New Subsidiaries: promptly upon any Person becoming a Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and (b) all of the data required to be set forth in Schedule 5.1 annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement Schedule 5.1 annexed hereto for all purposes of this Agreement); and

                  (xvii) Other Information: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by Agent.

6.2      Corporate Existence, etc.
                  Except as permitted under subsection 7.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate (or in respect to Subsidiaries that are partnerships, its partnership) existence and all rights and franchises material to its business, including without limitation, all Necessary Authorizations; provided, however that neither Company nor any of its Subsidiaries shall be required to preserve any such right or franchise if the Board of Directors of Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Company, such Subsidiary or Lenders.

6.3      Payment of Taxes and Claims; Tax Consolidation

                  A. Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (1) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (2) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

                  B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

Maintenance of Properties; Insurance.nsurance

                  A. Maintenance of Properties. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used in the business of Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

                  B. Insurance. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such medical malpractice insurance, public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance and any other insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation and of similar size engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. If so required by Requisite Lenders, each such policy of insurance with respect to Collateral shall (a) name Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) provide for at least 30 days prior written notice to Agent of any modification or cancellation of such policy.

Inspection Rights; Audits of Accounts Receivable

                  A. Inspection Rights. Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Agent to visit and inspect any of the properties of Company or of any of its Subsidiaries, to inspect and copy from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants
(provided that Company may, if it so chooses, be present at or participate in any such discussion and provided further that all such inspections and duplicating shall be subject to applicable laws governing the rights of patients served by Company or its Subsidiaries), all upon reasonable notice and at such reasonable times and for such reasonable purpose as may be specified by Agent during normal business hours and as often as may reasonably be requested.

                  B.       Accounts Receivable; Audits of Accounts Receivable.

                           (i)      Company and its Subsidiaries will submit all
necessary documentation and
supply all necessary information for payment of all Accounts Receivable (other than settlements in the Ordinary Course of Business with payors of such Accounts Receivable reached to facilitate collection to the payor for each of such Accounts Receivable); will not, except as otherwise expressly permitted herein, subordinate or rescind any of the Accounts Receivable; and will notify Agent promptly if any procedures or investigations are pending or threatened before any Governmental Authority seeking a determination or ruling that might materially and adversely affect the validity or enforceability of a material portion of such Accounts Receivable subject to the review or jurisdiction of such Governmental Authority.

                           (ii)     Upon the request of Agent, Company shall,
and shall cause each of its
Subsidiaries to, permit any authorized representatives designated by Agent to conduct an audit of all Accounts Receivable annually, each such audit to be in scope and substance satisfactory to Agent, all upon reasonable notice and at reasonable times during normal business hours; provided that Agent shall in any event be entitled to conduct one or more audits upon and any time after the occurrence of an Event of Default; and provided further that all such audits shall be at the sole expense of Company, which expense shall be reasonably agreed upon by Company and Agent.

6.6      Compliance with Laws, etc..6       Compliance with Laws, etc.Compliance
with Laws, etc.

                  Company shall, and shall cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign (including all Environmental Laws), in respect of (a) the conduct of its business, including, without limitation, the statutes, regulations and orders referred to in subsection 5.13 herein, and (b) the ownership of its property, except with respect to each of the foregoing such noncompliances as are not reasonably expected, in the aggregate, to have a Material Adverse Effect.

Preservation of Licenses, etc.ses, etc.7    Preservation of Licenses, etc

                  Company shall, and shall cause each of its Subsidiaries to, preserve and maintain, or timely obtain and thereafter preserve and maintain, their respective Necessary Authorizations, the loss of which is reasonably expected to have a Material Adverse Effect.

Environmental Disclosure.sclosure.8 Environmental Disclosure

                  A. Company shall, and shall cause each of its Subsidiaries to, and shall use its reasonable efforts to cause (i) their respective employees, agents, contractors and subcontractors, (ii) all tenants under any leases or occupancy agreements affecting any portion of the Facilities and (iii) all other Persons on or occupying such property, to comply with all Environmental Laws, where the failure to do so, individually or in the aggregate, is reasonably expected to have a Material Adverse Effect.

                  B. Company shall promptly advise Agent in writing and in reasonable detail of (i) any Release of any Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws that is reasonably expected to have a Material Adverse Effect, (ii) any remedial action taken by Company or, to the extent
Company or any of its Subsidiaries has any knowledge, any other Person in response to (x) any Hazardous Materials on, under or about any Facility, the existence of which is reasonably expected to result in a Material Adverse Effect or (y) any Environmental Claim that is reasonably expected to result in a Material Adverse Effect, and (iii) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for a Release of Hazardous Materials which is reasonably expected to have a Material Adverse Effect.

                  C. Company shall, at its own expense, provide copies to Agent of such documents or information in the possession of Company or any of its Subsidiaries as Agent or Requisite Lenders may reasonably request in relation to any matters disclosed pursuant to this subsection 6.8.

6.9 Execution of Subsidiary Guaranty and Personal Property Collateral Documents by Certain Subsidiaries and Future Subsidiaries.9 Execution of Subsidiary Guaranty and Personal Property Collateral Documents by Certain Execution of Subsidiary Guaranty and Personal Property Collateral Documents by Certain Subsidiaries and Future Subsidiaries.

                  A. Execution of Subsidiary Guaranty and Personal Property Collateral Documents. In the event that any Person becomes a Subsidiary of Company after the date hereof, Company will promptly notify Agent of that fact and will no later than five Business Days after such Person becomes a Subsidiary
(i) deliver to Agent the instruments and documents comparable to those described in subsection 4.1D as may be necessary or, in the opinion of Agent, desirable to create in favor of Agent, for the benefit of Lenders, a valid and perfected First Priority Lien in Company's ownership interest in such Subsidiary; and (ii) cause such Subsidiary to execute and deliver to Agent a counterpart of the Subsidiary Guaranty, a Subsidiary Security Agreement and, if applicable, a Subsidiary Pledge Agreement and to take all such further actions and execute all such further documents and instruments (including without limitation actions, documents and instruments comparable to those described in subsection 4.1D) as may be necessary or, in the opinion of Agent, desirable to create in favor of Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on all of the personal property assets of such Subsidiary described in the applicable forms of Collateral Documents; provided that the provisions of this subsection 6.9A(ii) shall not apply to the Non-Subsidiary Guarantors.

                  B. Subsidiary Charter Documents, Legal Opinions, Etc. Company shall deliver to Agent, together with such Loan Documents (if applicable), (i) certified copies of such Subsidiary's Certificate or Articles of Incorporation or partnership agreement, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation or formation and each other state in which such Person is qualified as a foreign corporation or partnership to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Agent,
(ii) a copy of such Subsidiary's Bylaws (if such Subsidiary is a corporation), certified by its corporate secretary or an assistant secretary as of a recent date prior to their delivery to Agent, (iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (a) the fact that the attached resolutions of the Board of Directors (or similar body) of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, and (iv) a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Agent and its counsel, as to
(a) the due incorporation or formation, valid existence and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary, (d) such other matters (including without limitation matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Agent and its counsel; provided that the provisions of clauses (iii) and (iv) of this subsection 6.9B shall not apply to the Non-Guarantor CMS Subsidiaries.

6.10 Officer's Certificate Regarding Restricted Junior Payments.10 Officer's Certificate Regarding Restricted
Junior PaymentsOfficer's Certificate Regarding Restricted Junior Payments.

                  Company shall deliver to Agent the Officer's Certificates required pursuant to subsection 7.5(ii) prior to making any permitted Restricted Junior Payment thereunder.

6.11     Employee Stock Discount Program
                  Company shall deliver to Agent a certified copy of the Employee Stock Discount Program within 3 Business Days after the date of its effectiveness.


Section 7.        COMPANY'S NEGATIVE COVENANTS

                  Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

7.1      Indebtedness.1    IndebtednessIndebtedness.

                  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                  (i) Company may become and remain liable with respect to the Obligations;

                  (ii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness arising from the maturity of Contingent Obligations permitted by subsection 7.4 in an amount not to exceed the Indebtedness corresponding to the Contingent Obligations so extinguished;

                  (iii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases (other than Acquisition Consideration characterized as Capital Leases under GAAP) in an aggregate amount not to exceed $7,000,000 at any one time outstanding;

                  (iv) (a) Company may become and remain  liable with respect to
Indebtedness to any of its Subsidiary Guarantors, (b) any wholly-owned Subsidiary Guarantors may become and remain liable with respect to Indebtedness to Company or any other wholly-owned Subsidiary Guarantors, and (c) any non-wholly-owned Subsidiary Guarantor and any Non-Guarantor Subsidiary may become and remain liable with respect to Indebtedness to Company or any wholly-owned Subsidiary Guarantors; provided that (w) all such intercompany Indebtedness shall be evidenced by promissory notes, (x) all such intercompany Indebtedness owed by Company to any of its Subsidiary Guarantors shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, it being understood that nothing contained herein shall prohibit Company from making any payments under the applicable promissory notes prior to the occurrence of any Event of Default or a Potential Event of Default,
(y) any payment by any Subsidiary Guarantor of Company under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Subsidiary Guarantor to Company or to any of its Subsidiary Guarantors for whose benefit such payment is made, and (z) in the case of (c), the aggregate amount of Indebtedness owed by non-wholly-owned Subsidiary Guarantors and Non-Guarantor Subsidiaries (other than Indebtedness referred to in clause (xii) below) to Company or to its wholly-owned Subsidiary Guarantors, together with (without duplication) the amount of Investments and Contingent Obligations made under subsections 7.3(vi) and 7.4(iv)(b), respectively, shall not exceed $15,000,000 in the aggregate outstanding at any time; provided that at no time shall the portion of such Indebtedness consisting of Indebtedness of Non-Guarantor Subsidiaries (other than the CMS Non-Guarantor Subsidiaries) to Company or its wholly-owned Subsidiary Guarantors (collectively, the "Non-Guarantor Non-CMS Subsidiary Indebtedness"), together with (without duplication) the Non-Guarantor Non-CMS Subsidiary Investments, the Non-Guarantor Non-CMS Subsidiary Contingent Obligations and the Minority Interest Dispositions made under subsections 7.3(vi), 7.4(iv)(b) and 7.7(xii), respectively, exceed $5,000,000 in the aggregate at any time.

                  (v) Company may remain liable with respect to the 9-7/8% Subordinated Notes;

                  (vi) Company may become and remain liable with respect to the 1996 Subordinated Notes;

                  (vii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness incurred in connection with Acquisitions occurring after the Closing Date; provided that (x) the Acquisition is permitted under subsection 7.3(iv) and subsection 7.7(viii), (y) such Indebtedness existed immediately prior to the time of such Acquisition (and was not incurred in contemplation of such acquisition), constitutes Indebtedness owed to the seller or sellers of the stock or assets acquired in such Acquisition or constitutes Indebtedness secured by real property acquired in such Acquisition and (z) the aggregate principal amount of all such Indebtedness (excluding Indebtedness related to Capital Leases otherwise permitted under clauses (iii), (iv) and (ix) of this Section 7.1) does not exceed $5,000,000 for each such transaction or $15,000,000 in the aggregate at any time outstanding;

                  (viii) Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 7.1 annexed hereto and any renewals, replacements or refinancings thereof; provided that any renewal, replacement or refinancing of any such Indebtedness shall be for an amount not exceeding the principal amount of such Indebtedness and with a maturity no earlier than such Indebtedness and if such original Indebtedness was secured, such renewal, refinancing or replacement Indebtedness is secured only by the property theretofore securing such Indebtedness;

                  (ix) Company and its Subsidiaries may become and remain liable with respect to accounts payable incurred in the Ordinary Course of Business even after such accounts payable become Indebtedness under the terms hereof;

                  (x) Company may become and remain liable with respect to subordinated Indebtedness incurred after the date hereof, including without limitation for the purpose of the replacement or refinancing of subordinated Indebtedness referred to in subsections 7.1(v) and (vi); provided that such proposed subordinated Indebtedness does not have any scheduled or mandatory principal or sinking fund payments due and payable prior to one year after the Commitment Termination Date, the terms and conditions of such proposed subordinated Indebtedness shall have been approved by Agent and Requisite Lenders, which approval shall not be unreasonably withheld, and no Event of Default or Potential Event of Default shall exist prior to or as a result of the incurrence of such subordinated Indebtedness;

                  (xi) Company and its Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount at any time outstanding not to exceed an amount equal to 2% of the total assets of Company and its Subsidiaries as of the last day of the Fiscal Quarter immediately preceding the date of the incurrence of such Indebtedness, determined on a consolidated basis in accordance with GAAP; and

                  (xii) Company and its Subsidiaries (including any CMS Non-Guarantor Subsidiaries) may become and remain liable with respect to Indebtedness described in Schedule 1 annexed hereto incurred in connection with the CMS Transactions.

7.2      Liens and Related Matters

                  A. Prohibition on Liens. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

                  (i)      Permitted Encumbrances;

                  (ii) Liens granted pursuant to the Collateral Documents, including Liens granted to Lenders to secure Company's obligations in respect of Lender Interest Rate Agreements (as defined in the Company Pledge Agreement) up to a maximum notional amount of $150,000,000;

                  (iii) Liens described in Schedule 7.2 annexed hereto on assets other than the Collateral securing the Indebtedness permitted pursuant to subsection 7.1(viii);

                  (iv) Liens securing Indebtedness permitted by subsections 7.1(iii) and (vii); provided that such Liens shall not extend to any of the Collateral;

                  (v) Liens on assets other than Collateral created by lease agreements to secure the payment of rental amounts and other sums (x) not yet due thereunder or (y) due thereunder; provided that the aggregate amount of such rental amounts and other sums due thereunder shall not exceed $2,000,000 at any one time;

                  (vi) Other Liens on assets other than the Collateral securing Indebtedness permitted pursuant to subsection 7.1(xi);

                  (vii) Liens on the Collateral described in Schedule 7.2A provided the value of the Collateral subject to such Liens shall not exceed $5,000,000 at any time.

         B. Equitable Lien in Favor of Lenders. If Company or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

         C. No Further Negative Pledges. Except with respect to specific property encumbered to secure payment of particular Indebtedness or as may be provided for in the 9-7/8% Subordinated Note Indenture or the
1996 Subordinated Notes Indenture or any refinancing thereof permitted by subsection 7.1(x), neither Company nor any of its Subsidiaries (other than the Non-Guarantor Subsidiaries) shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

         D. No Restrictions on Subsidiary Distributions to Company or Other Subsidiaries. Except as provided herein or as may be provided for in the 9-7/8% Subordinated Note Indenture or the 1996 Subordinated Notes Indenture or any refinancing thereof permitted by subsection 7.1(x), Company will not, and will not permit any of its Subsidiaries (other than the Non-Guarantor Subsidiaries) to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock or other equity interests owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company.

7.3      Investments; Joint Ventures

                  Company   shall   not,   and  shall  not  permit  any  of  its
Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

                  (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

                  (ii) Company and its Subsidiaries may continue to own the Investments owned by them as of the Existing Credit Agreement Closing Date in any Subsidiaries of Company;

                  (iii) Company and its Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iv);

                  (iv) Company and its Subsidiaries may create or acquire new Subsidiaries to the extent permitted under subsection 7.7(viii);

                  (v) Company and its Subsidiaries may continue to own the Investments owned by them and described in Schedule 7.3 annexed hereto;

                  (vi) Company and its Subsidiaries may make and own Investments in non-wholly-owned Subsidiary Guarantors and Non-Guarantor Subsidiaries; provided that the aggregate amount of such Investments (other than those referred to in clause (ix) below), together with (without duplication) the amount of Indebtedness and Contingent Obligations made under subsection 7.1(iv)(c) and 7.4(iv)(b), respectively, shall not exceed $15,000,000 in the aggregate outstanding at any time; provided further that at no time shall the portion of such Investments consisting of Investments made by Company in Non-Guarantor Subsidiaries (other than the CMS Non-Guarantor Subsidiaries) (collectively, the "Non-Guarantor Non-CMS Subsidiary Investments"), together with (without duplication) the Non-Guarantor Non-CMS Subsidiary Indebtedness, the Non-Guarantor Non-CMS Subsidiary Contingent Obligations and the Minority Interest Dispositions permitted under subsections 7.1(iv)(c), 7.4(iv)(b) and 7.7(xii), respectively, exceed $5,000,000 in the aggregate at any time.

                  (vii) Accounts receivable that originally arose in the Ordinary Course of Business which have been converted to a note receivable or other long term receivable, provided that any such note receivable has been delivered to Agent under the Company Pledge Agreement or the Subsidiary Pledge Agreement, as the case may be;

                  (viii) Company and its Subsidiaries may make and own other Investments in Persons which operate primarily in the healthcare business which are not Subsidiaries of Company in an aggregate amount not to exceed at any time $10,000,000; and

                  (ix) Company and its Subsidiaries may make and own Investments described in Schedule 1 annexed hereto in connection with the CMS Transactions.

7.4      Contingent Obligations.4   Contingent ObligationsContingent
Obligations.

                  Company   shall   not,   and  shall  not  permit  any  of  its
Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

                  (i) Subsidiaries of Company may become and remain liable with respect to Contingent
Obligations in respect of the Subsidiary Guaranty;

                  (ii) Company may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit in an aggregate amount not to exceed at any time $35,000,000;

                  (iii) Subsidiaries of Company may become and remain liable with respect to Contingent Obligations in respect of Indebtedness of Company permitted pursuant to subsections 7.1(v) and 7.1(vi) pursuant to guarantees entered into by any Subsidiary of Company; provided that any such guarantee entered into after the Closing Date shall be in the form of such guarantee as in effect on the Closing Date and any such Subsidiary is also a Subsidiary Guarantor under this Agreement;

                  (iv) (a) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Company or any of its wholly-owned Subsidiary Guarantors permitted by subsection 7.1; and (b) Company and its wholly-owned Subsidiary Guarantors may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of any of Company's non-wholly-owned Subsidiary Guarantors and Non-Guarantor Subsidiaries permitted by subsection 7.1 provided that the aggregate amount of liability, contingent or otherwise, of Company and its Subsidiaries in respect of all such Contingent Obligations (other than those referred to in clause (xi) below), together with (without duplication) the amount of Indebtedness and Investments made under subsections 7.1(iv)(c) and 7.3(vi), respectively, shall not exceed $15,000,000 in the aggregate at any time outstanding; provided further that at no time shall such Contingent Obligations consisting of Contingent Obligations of the Non-Guarantor Subsidiaries (other than the CMS Non-Subsidiary Guarantors) (collectively, the "Non-Guarantor Non-CMS Subsidiary Contingent Obligations"), together with (without duplication) the Non-Guarantor Non-CMS Subsidiary Indebtedness, the Non-Guarantor Non-CMS Subsidiary Investments and the Minority Interest Dispositions made under subsections 7.1(iv)(c), 7.3(vi) and 7.7(xii), respectively, exceed in the aggregate $5,000,000 at any time.

                  (v) Company and its Subsidiaries, as applicable, may become and remain liable with respect to Contingent Obligations described in Schedule 7.4 annexed hereto;

                  (vi) Company and its Subsidiaries, as applicable, may become and remain liable with respect to Contingent Obligations arising from transactions constituting asset sales permitted under Section 7.7, in addition to those listed on Schedule 7.4, in an aggregate amount not to exceed at any time $5,000,000;

                  (vii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of rental obligations under leases of Subsidiaries permitted by the terms hereof;

                  (viii) Company may become and remain liable with respect to Contingent Obligations under Interest Rate Agreements entered into with one or more Lenders with respect to Indebtedness, which Interest Rate Agreements are in form and substance reasonably satisfactory to Agent;

                  (ix) Company and its Subsidiaries may become and remain liable with respect to endorsements in the Ordinary Course of Business of negotiable instruments for deposit or collection;

                  (x) Company and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum aggregate liability, contingent or otherwise, of Company and its Subsidiaries in respect of all such other Contingent Obligations shall at no time exceed $5,000,000; and

                  (xi) Company and its wholly-owned Subsidiary Guarantors may become and remain liable with respect to Contingent Obligations described in
Schedule 1 annexed hereto incurred in connection with the CMS Transactions.

7.5      Restricted Junior Payments.5       Restricted Junior PaymentsRestricted
Junior Payments.

                  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or occurs as a result thereof, (i) Company may make payments of regularly scheduled interest in respect of the 9-7/8% Subordinated Notes and the 1996 Subordinated Notes or any refinancing thereof permitted by subsection 7.1(x), in each case in accordance with the terms of, and to the extent required by, and subject to the subordination provisions contained in, the 9-7/8% Subordinated Note Indenture and the 1996 Subordinated Notes Indenture respectively or any refinancing thereof permitted by subsection 7.1(x), (ii) Company's non-wholly-owned Subsidiaries may pay dividends and distributions in respect of any fiscal year to Persons other than Company and its wholly-owned Subsidiaries to the extent of such Person's pro-rata share of cash of any non-wholly-owned Subsidiary to the extent of such Subsidiary's positive cash flow as of such fiscal year end if (x) all Indebtedness of such Subsidiary (including Indebtedness owing to banks, joint venture partners or Company and its Subsidiaries) has been paid, (y) such Subsidiary has sufficient cash to pay all income taxes, all non-recurring expenditures and all repayments to Medicare estimated to be due, in each case in respect of such fiscal year and (z) such Subsidiary has a working capital reserve of $300,000, (iii) Company may purchase Company Common Stock, options or warrants held by officers or employees (including former officers and employees) of Company in an aggregate amount not to exceed $2,000,000, (iv) Company may repurchase its Common Stock pursuant to a stock repurchase plan approved by its Board of Directors in an aggregate amount for all such repurchases not to exceed $10,000,000 from and after the Existing Credit Agreement Closing Date, and (v) Company may purchase shares of its Common Stock and, within 60 days after such purchase, reissue or resell such Common Stock to employees of Company or its Subsidiaries in accordance with the terms and provisions of the Employee Stock Discount Program.

7.6      Financial Covenants.6      Financial CovenantsFinancial Covenants.

         A. Minimum Fixed Charge Coverage Ratio. Company shall not permit the ratio of (i) Consolidated
EBITDAR to (ii) Consolidated Fixed Charges for any four-Fiscal Quarter period ending during any of the periods set forth below to be less than the correlative ratio indicated:

                                                            Minimum Fixed
                        Period                           Charge Coverage Ratio

         Closing Date through and including
             December 31, 1999                                 1.50:1.00
         Fiscal Year 2000                                      1.75:1.00
         Fiscal Year 2001 and thereafter                       2.00:1.00

         B. Maximum Adjusted Leverage Ratio. Company shall not permit the Consolidated Adjusted Leverage
Ratio during any of the periods set forth below to exceed the correlative ratio indicated:

                                                          Maximum Adjusted
                        Period                             Leverage Ratio

         Closing Date through and including
             December 31, 1997                                 5.75:1.00
         Fiscal Year 1998                                      5.50:1.00
         Fiscal Year 1999                                      5.25:1.00
         Fiscal Year 2000 and thereafter                       5.00:1.00

         C. Maximum Adjusted Senior Debt Ratio. Company shall not permit the ratio of (i) Consolidated
Senior Debt as of the last day of any Fiscal Quarter occurring during any of the periods set forth below to
(ii) Consolidated EBITDAR for the four-Fiscal Quarter period ending on such date to exceed the correlative ratio indicated:

                                                          Maximum Adjusted
                        Period                            Senior Debt Ratio

         Closing Date through and including
             December 31, 1997                              4.00:1.00
         Fiscal Year 1998                                   3.75:1.00
         Fiscal Year 1999                                   3.50:1.00
         Fiscal Year 2000                                   3.25:1.00
         Fiscal Year 2001 and thereafter                    3.00:1.00

         D. Minimum Adjusted Consolidated Net Worth. Company shall not permit Adjusted Consolidated Net Worth at any time to be less than the sum of (i) $76,702,000 plus (ii) on a cumulative basis for each Fiscal Quarter, commencing with the Fiscal Quarter ending September 30, 1996, an amount equal to 75% of positive GAAP consolidated net income, if any, for such Fiscal Quarter, plus
(iii) 100% of the net proceeds from the issuance of any common equity Securities of Company after June 30, 1996; provided that (y) for purposes of clause (iii) above, there shall not be included in the net proceeds from the issuance of common equity securities of Company any net proceeds from the reissue or resale of shares of Common Stock to employees pursuant to the Employee Stock Discount Program to the extent that the price at which such shares of Common Stock are resold is lower than the price at which Company purchased such shares.

7.7      Restriction on Fundamental Changes; Asset Sales and Acquisitions

                  Company shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Company or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all of the business, property or fixed assets of, or any operating division or facility of, or stock or other evidence of beneficial ownership of, any Person, except:

                  (i) any Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary Guarantor; provided that, in the case of such a merger, Company or such wholly-owned Subsidiary Guarantor shall be the continuing or surviving corporation;

                  (ii) Company and its Subsidiaries may dispose of obsolete, worn out or surplus property in the Ordinary Course of Business;

                  (iii) Company and its Subsidiaries may sell or otherwise dispose of inventory in the
Ordinary Course of Business;

                  (iv) Company and its Subsidiaries may consummate the transactions described in Schedule
7.7(iv) annexed hereto;

                  (v) in addition to the sale and other dispositions permitted under clause (vii) of this subsection 7.7, Company and its Subsidiaries may sell or otherwise dispose of assets; provided that the aggregate fair market value of all such assets does not exceed $5,000,000 in any Fiscal Year;

                  (vi) Company may liquidate, wind-up or dissolve the Inactive Subsidiaries;

                  (vii) Company and its Subsidiaries may make asset sales, or assign or sublet leased properties; provided that the aggregate book value of all such assets, leasehold interests and leasehold improvements sold, assigned or sublet pursuant to this clause (vii) after the date hereof does not exceed 5% of the total assets of Company and its Subsidiaries as of the last day of the most recently ended Fiscal Quarter, determined on a consolidated basis in accordance with GAAP; provided further that the book value of leasehold interests for the purposes of the immediately preceding proviso shall be equal to the annual rents paid or payable by Company or its Subsidiary under the related lease multiplied by eight; and provided further that (x) the consideration received for such assets or leasehold interests shall be in an amount at least equal to the fair market value thereof; (y) the consideration received shall be cash, secured promissory notes, properties similar to the assets or properties sold, assigned or subleased, or any combination thereof and
(z) the cash received in connection with such sale, assignment or sublease (net of expenses in connection therewith) shall (except to the extent the assets so sold, assigned or subleased secure specific Indebtedness, or such Indebtedness is secured by a letter of credit, and the terms of such Indebtedness require that such cash be applied to repay such Indebtedness) within 180 days of receipt thereof (A) be applied to the permanent reduction of the Commitments (and the prepayment of the Loans to the extent that the Total Utilization of the Commitments would exceed the Commitments as so reduced), or (B) be invested in assets or properties (other than bonds, notes, obligations and securities) used in the operation of the businesses permitted pursuant to subsection 7.14;

                  (viii) Company and its Subsidiaries may make Acquisitions; provided that no Event of Default or Potential Event of Default shall have occurred and be continuing or shall occur as a result thereof and, (x) if the Acquisition Consideration therefor equals or exceeds $20,000,000, Company shall deliver to Agent (1) a Compliance Certificate, setting forth on a pro-forma basis, taking into account the proposed Acquisition for the four-Fiscal Quarters immediately preceding the date of calculation, the financial covenant calculations in subsection 7.6, which calculations shall reflect compliance with such covenants and be certified by the chief financial officer of the Company not less than 10 Business Days before the consummation of such proposed Acquisition, and (2) within 10 Business Days following the consummation of such Acquisition, the documents required by subsection 6.9, and (y) if the Acquisition Consideration therefor equals or exceeds $30,000,000, Company shall obtain the consent of Requisite Lenders prior to the consummation of such transaction, which consent shall not be unreasonably withheld, and shall deliver to Agent the documents and information referred to in (x) above in the manner provided therein; provided further that in the case of an acquisition of stock, the acquired Person shall be a Subsidiary of Company; and provided further that the aggregate amount of Acquisition Consideration in connection with such Acquisitions (other than the Acquisition set forth on Schedule 7.7 (viii) annexed hereto shall not exceed $55,000,000 in any Fiscal Year;

                  (ix) Company and its Subsidiaries may engage in sale/leaseback transactions permitted under subsection 7.10;

                  (x) Company and its Subsidiaries may make the Acquisitions which are part of the CMS
Transactions;

                  (xi) Company may make the purchases, reissuances and resales of shares of its Common Stock to the extent permitted under subsection 7.5(v) and the definition of Employee Stock Discount Program; and

                  (xii) Company and its wholly-owned Subsidiary Guarantors may sell or otherwise transfer minority ownership interests in wholly-owned Subsidiary Guarantors to any Person other than Company and its Subsidiaries (collectively, the "Minority Interest Dispositions") and such wholly-owned Subsidiary Guarantors shall be released from the Subsidiary Guaranty and cease to be Subsidiary Guarantors upon the closing of such sale or transfer and shall thereupon become a Non-Guarantor Subsidiary; provided that, (w) Agent shall continue to have a valid and perfected first priority security interest in the portion of the ownership interests in such Non-Guarantor Subsidiary not sold or transferred, (x) all such sales or transfers shall be at arms-length and for fair consideration, (y) the aggregate book value of gross assets represented by the pro rata share therein of such transferred ownership interests in respect of all such sales or transfers after the date hereof, together with (without duplication) the Non-Guarantor Non-CMS Subsidiary Indebtedness, the Non-Guarantor Non-CMS Subsidiary Contingent Obligations and Non-Guarantor Non-CMS Subsidiary Investments permitted under subsections 7.1(iv)(c), 7.4(iv)(b) and 7.3(vi), respectively, shall not exceed $5,000,000 in the aggregate at any time, and (z) ownership interests in no more than five Subsidiaries shall be sold or transferred pursuant to this subsection 7.7(xii).

Consolidated Capital Expenditures.nditures.8Consolidated Capital Expenditures

                  Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount in excess of the corresponding amount set forth below opposite such Fiscal Year:

                                                        Maximum Consolidated
                        Fiscal Year                     Capital Expenditures

         Fiscal Year 1996                                  $15,000,000
         Fiscal Year 1997                                  $19,000,000
         Fiscal Year 1998                                  $21,000,000
         Fiscal Years 1999, 2000 and 2001 and
           each Fiscal Year thereafter                     $22,000,000

7.9      Fiscal Year.9     Fiscal YearFiscal Year

                  Company shall not change its Fiscal Year-end from December 31.

7.10     Sales and Lease-Backs.10   Sales and Lease-BacksSales and Lease-Backs.

                  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its
Subsidiaries has, substantially contemporaneously with becoming liable with respect to such lease or as part of the same transaction, sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) which Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease; provided that notwithstanding the foregoing prohibitions, Company and its Subsidiaries may become and remain liable with respect to such lease or leases involving assets with an aggregate fair market value not exceeding $5,000,000 annually; provided, further that the aggregate fair market value of all assets which are the subject of all such leases shall not exceed $15,000,000; and provided further that with respect to each proposed lease, Company shall deliver to Agent a Compliance Certificate, setting forth on a pro forma basis, taking into account such lease for the four-Fiscal Quarters immediately preceding the date of calculation, the financial covenant calculations in subsection 7.6, which calculations shall reflect compliance with such covenants and be certified by the chief financial officer of Company not less than 10 Business Days before the consummation of such lease transaction.

7.11     Sale or Discount of Receivables
                  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes receivable or Accounts Receivable, where the aggregate principal amount thereof exceeds $1,000,000 in any Fiscal Year; provided that nothing contained in this subsection 7.11 shall be construed as prohibiting Company or any of its Subsidiaries from writing off such notes receivable or accounts receivable to the extent determined to be bad debts under GAAP and thereafter compromising, selling or discounting such receivables.

7.12     Transactions with Shareholders and Affiliates

                  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Company and any of its Subsidiaries or between any of its Subsidiaries, (ii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries or (iii) any transaction described in Schedule 7.12 annexed hereto.

7.13     Disposal of Subsidiary Stock

                  (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law or in connection with a transaction permitted under subsection 7.7(iv) -
(vii); or

                  (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity interests of any of its Subsidiaries (including such Subsidiary), except to Company, another Subsidiary of Company, or to qualify directors if required by applicable law or in connection with a transaction permitted under subsection 7.7(iv) - (vii); provided that, (y) Company may make the purchases, reissuances and resales of shares of its Common Stock to the extent permitted under subsection 7.5(v) and the definition of Employee Stock Discount Program and (z) Company and its wholly-owned Subsidiary Guarantors may make the sales or transfers of their ownership interests in wholly-owned Subsidiary Guarantors to the extent permitted by subsection 7.7(xii).

7.14     Conduct of Business.14     Conduct of BusinessConduct of Business.

                  From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses referred to in subsection 5.1C and (ii) such other lines of business as may be consented to by Requisite Lenders, which consent shall not be unreasonably withheld.

7.15     Amendments of Documents Relating to Subordinated Indebtedness

                  Company   shall   not,   and  shall  not  permit  any  of  its
Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to Company or Lenders.


Section 8.        EVENTS OF DEFAULT
                  If any of the following conditions or events ("Events of Default") shall occur:

8.1      Failure to Make Payments When Due
         ---------------------------------

                  Failure by Company to pay any installment of principal of or interest on any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise and such failure, in the case of interest payments, is not cured within one (1) Business Day (it being understood that there shall be no cure period for the failure to pay any installment of principal when due); failure by Company to pay (including payment with the proceeds of a Loan made pursuant to subsection 3.3B) when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Company to pay any fee or any other amount due under this Agreement within five days after the date due; or

8.2      Default in Other Agreements
                  (i) Failure of Company or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1), Operating Leases or Capital Leases or Contingent Obligations (or any combination of the foregoing) having, in the case of Indebtedness, Capital Leases and Contingent Obligations, an aggregate principal amount of $2,000,000 or more and having, in the case of Operating Leases, annual Consolidated Rental Payments of $2,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

8.3      Breach of Certain Covenants
                  Failure of Company to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or Section 7 of this Agreement; or

8.4      Breach of Warranty
                  Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5      Other Defaults Under Loan Documents
                  Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this
Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) Knowledge of Company of such default or (ii) receipt by Company and such Loan Party of notice from Agent or any Lender of such default; or

8.6      Involuntary Bankruptcy; Appointment of Receiver, etc.

                  (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Material Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7      Voluntary Bankruptcy; Appointment of Receiver, etc.
                  (i) Company or any of its Material Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause
(ii); or

8.8      Judgments and Attachments

                  Any money judgment, writ or warrant of attachment or similar process involving in any individual case an amount in excess of $2,000,000 or in the aggregate an amount in excess of $5,000,000 (excluding amounts covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9      Dissolution

                  Any order, judgment or decree shall be entered against Company or any of its Material Subsidiaries decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of, in the case of Company or any of its Material Subsidiaries, 30 days, or in the case of all other Subsidiaries, 60 days; or

8.10     Employee Benefit Plans
                  There shall occur one or more ERISA Events which individually or in the aggregate results in or is reasonably expected to result in liability of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $500,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $500,000; or

8.11     Material Adverse Effect
                  Any event or change shall occur that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect; or

8.12     Change in Control
                  (i) Any sale, merger or consolidation with or into any Person or any transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) other than an Excluded Person is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee or surviving entity, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) other than an Excluded Person is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock of Company then outstanding normally entitled to vote in elections of directors, or (iii) during any period of 12 consecutive months after the Closing Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitutes a majority of the Board of Directors of Company then in office; or

8.13 Invalidity of Subsidiary Guaranties; Failure of Security; Repudiation of Obligations

                  At any time after the execution and delivery thereof, (i) the Subsidiary Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) any Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered thereby having a fair market value individually or in the aggregate exceeding $1,000,000, in each case for any reason other than the failure of Agent or any Lender to take any legally permitted action within its control, or
(iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including without limitation with respect to future advances by Lenders, under any Loan Document to which it is a party: or

Loss of Licenses, etc.
                  Any Governmental Authority shall finally revoke or fail to renew any material Necessary Authorizations of Company or any of its Subsidiaries; or any proceedings shall in any way be brought challenging the validity or enforceability of any material Necessary Authorizations or seeking the revocation, suspension or cancellation of any material Necessary Authorizations and such proceeding is not contested in good faith by appropriate proceedings; or Company or any of its Subsidiaries shall for any reason lose any material Necessary Authorizations; or Company or any of its Subsidiaries shall suffer the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material Necessary Authorizations; or Company or any of its Subsidiaries shall be in material default of any material Necessary Authorizations beyond any applicable grace period, which event is reasonably expected to have a Material Adverse Effect on the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries taken as a whole:

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan, the obligation of Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i).

                  Any amounts described in clause (b) above, when received by Agent, shall be held by Agent pursuant to the terms of the Collateral Account Agreement and shall be applied as therein provided.


Section 9.        AGENT
9.1 Appointment.1 AppointmentAppointment. NationsBank is hereby appointed Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agent and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries. NCMI as Arranger shall have no duties or responsibilities under this Agreement or any other Loan Document.

9.2      Powers and Duties; General Immunity

         A. Powers; Duties Specified. Each Lender irrevocably authorizes Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

         B.  No  Responsibility   for  Certain  Matters.   Agent  shall  not  be
responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Agent to Lenders or by or on behalf of Company to Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

         C. Exculpatory Provisions. Neither Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Agent under or in connection with any of the Loan Documents except to the extent caused by Agent's gross negligence or willful misconduct. Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

         D. Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3 Representations and Warranties; No Responsibility For Appraisal of Creditworthiness

                  Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4      Right to Indemnity

                  Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Agent, to the extent that Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5      Successor Agent

                  Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to, and with the approval of, Company (which approval shall not be unreasonably withheld) to appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

9.6      Collateral Documents and Subsidiary Guaranties

                  Each Lender hereby further authorizes Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under the Subsidiary Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and the Subsidiary Guaranty; provided that Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or the Subsidiary Guaranty or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); provided further, however, that, without further written consent or authorization from Lenders, Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented or (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the capital stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Agent and each Lender hereby agree that (X) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce the Subsidiary Guaranty, it being understood and agreed that all rights and remedies under the Collateral Documents and the Subsidiary Guaranty may be exercised solely by Agent for the benefit of Lenders in accordance with the terms thereof, and (Y) in the event of a foreclosure by Agent on any of the Collateral pursuant to a public or private sale, Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Agent at such sale.


Section 10.       MISCELLANEOUS
10.1     Assignments and Participations in Loans and Letters of Credit

         A. General. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or
(ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided, further that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Commitment and the Loans of the Lender effecting such sale, assignment, transfer or participation. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

         B.       Assignments.

                  (i) Amounts and Terms of Assignments. Each Commitment, Loan, Letter of Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Company and Agent or (b) be assigned in an aggregate amount of not less than $10,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of Company and Agent (which consent of Company and Agent shall not be unreasonably withheld or delayed); provided that any such assignment in accordance with either clause (a) or (b) above shall effect a pro rata assignment (based on the respective principal amounts thereof then outstanding or in effect) of both the Commitment and the Loans of the assigning Lender. To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Agent, for its acceptance, an Assignment Agreement, together with a processing and recordation fee of $3,000 and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Notes to Agent for cancellation, and thereupon new Notes shall be issued to the assignee and/or to the assigning Lender, substantially in the form of Exhibit IV annexed hereto, with appropriate insertions, to reflect the new Commitments of the assignee and/or the assigning Lender.

                  (ii) Acceptance by Agent. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Agent pursuant to subsection 2.7B(iii)(a), Agent and Company shall, if Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Agent and Company to such assignment). Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

         C. Participations. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the Commitment Termination Date or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Company hereunder (including without limitation amounts payable to such Lender pursuant to subsections 2.6D, 2.7 and 3.6) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

         D. Assignments to Federal Reserve Banks. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

         E. Information. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

         F. Representations of Lenders. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

10.2     Expenses

                  Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Company (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including, without limitation, with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Agent and Arranger in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Agent on behalf of Lenders pursuant to any Collateral Document, including without limitation filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums (if applicable), reasonable fees, expenses and disbursements of counsel to Agent and of counsel providing any opinions that Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all the actual costs and reasonable expenses (including without limitation the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Agent and Arranger or their counsel) of obtaining and reviewing any audits or reports provided for under subsection 6.5B with respect to Accounts Receivable; (vi) the custody or preservation of any of the Collateral; (vii) all other actual and reasonable costs and expenses incurred by Agent and Arranger in connection with the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (viii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including the allocated costs of in-house counsel) and costs of settlement, incurred by Agent, Arranger and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including, without limitation, in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

10.3     Indemnity
                  In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees' selection of counsel with the approval of Company, which approval shall not be unreasonably withheld), indemnify, pay and hold harmless Agent, Arranger and Lenders, and the officers, directors, employees, agents and affiliates of Agent, Arranger and Lenders (collectively called the "Indemnitees"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

                  As used herein, "Indemnified Liabilities" means, collectively, any  and  all  liabilities,  obligations,  losses,  damages  (including  natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty, (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto, or
(iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

                  To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

10.4     Set-Off
                  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

10.5     Ratable Sharing
                  Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

10.6     Amendments and Waivers
                  No  amendment,  modification,  termination  or  waiver  of any provision of this Agreement or of the Notes, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any such amendment, modification, termination, waiver or consent which: increases the amount of any of the Commitments or reduces the principal amount of any of the Loans; increases the maximum amount of Letters of Credit; changes in any manner the definition of "Pro Rata Share" or the definition of "Requisite Lenders"; changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the scheduled final maturity date of any of the Loans; postpones the date or reduces the amount of any scheduled reduction of the Commitments; postpones the date on which any interest or any fees are payable; decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder; increases the maximum duration of Interest Periods permitted hereunder; reduces the amount or postpones the due date of any amount payable in respect of, or extends the required expiration date of, any Letter of Credit; changes in any manner the obligations of Lenders relating to the purchase of participations in Letters of Credit; releases any Lien granted in favor of Agent with respect to all or substantially all of the Collateral; releases any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, in each case other than in accordance with the terms of the Loan Documents; or changes in any manner the provisions contained in subsection 8.1 or this subsection 10.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing signed by or on behalf of Agent and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, and (iii) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Agent shall be effective without the written concurrence of Agent. Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

10.7     Independence of Covenants
                  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8     Notices

                  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Agent.

10.9     Survival of Representations, Warranties and Agreements

                  A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

                  B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 3.5A, 3.7, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4 and 10.5 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement; provided that with respect to the agreements of Company set forth in subsections 2.6D, 2.7, 3.5A and 3.7 only, the survival period for unasserted claims thereunder shall be limited to 18 months after the termination of this Agreement and payment of all Obligations.

                  C. Notwithstanding the existence of any contingent liabilities under subsection 10.9B, Agent, upon payment of the Loans and all other Obligations of the Loan Parties not referred to in subsection 10.9B, shall return or release the Collateral.

10.10    Failure or Indulgence Not Waiver; Remedies Cumulative

                  No failure or delay on the part of Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11    Marshalling; Payments Set Aside
                  Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Agent or Lenders (or to Agent for the benefit of Lenders), or Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12    Severability
                  In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13 Obligations Several; Independent Nature of Lenders' Rights.13 Obligations Several; Independent Nature of Lenders' RightsObligations Several; Independent Nature of Lenders' Rights.

                  The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14    Headings

                  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.15    Applicable Law
                  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING WITHOUT LIMITATION SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

10.16    Successors and Assigns
                  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.

10.17 Consent to Jurisdiction and Service of Process
                  ALL JUDICIAL PROCEEDINGS BROUGHT BY OR AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, COUNTY AND CITY OF LOS ANGELES. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, AGENT AND EACH OF THE LENDERS IRREVOCABLY

                  (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH
COURTS;

                  (II)     WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                  (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

                  (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                  (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY
LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

                  (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTION
410.40 OR OTHERWISE.

10.18    Waiver of Jury Trial.18    Waiver of Jury TrialWaiver of Jury Trial.

                  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION
10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19    Confidentiality
                  Each Lender, participant and assignee shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Company that in any event a Lender may make (i) disclosures to Affiliates of such Lender in connection with the transactions which are the subject of this Agreement, (ii) disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or (iii) disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; provided, further that (i) in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries; and (ii) any Lender may make disclosures to its Affiliates authorized to purchase securities with the prior consent of Company, which consent shall not be unreasonably withheld. Each participant shall agree in writing to be bound by the provisions of this Section 10.19.

10.20    Counterparts; Effectiveness
                  This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall be deemed executed and delivered upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof. This Agreement (except for the provisions of Sections 9 and 10 hereof and related definitions) shall not become effective and the Existing Credit Agreement shall remain in place until the time at which the conditions set forth in Section 4.1 have been satisfied or otherwise waived on the Closing Date, at which time this Agreement shall become fully effective and replace the Existing Credit Agreement, which shall be deemed to be completely amended and restated hereby at such time. At such time this Agreement (including the Schedules and Exhibits attached hereto) shall constitute the entire agreement among the parties hereto and with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to such subject matter, including, but not limited to, the Existing Credit Agreement. If the Closing Date has not occurred by December 31, 1996, then this Agreement shall terminate on such date and the Existing Credit Agreement shall remain in place in accordance with its terms.



                                    [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                  COMPANY:

                                            REGENCY HEALTH SERVICES, INC.


                                            By:
                                            Title:


                                            Notice Address:

                                                     2742 Dow Avenue
                            Tustin, California 92680
                          Attn: Chief Financial Officer

                  AGENT, ARRANGER AND LENDERS:

                                            NATIONSBANK OF TEXAS, N.A.,
                                            individually and as Agent

                                            By:
                                            Title:


                      Notice Address for Letters of Credit and Funding Requests:

                           NationsBank of Texas, N.A.
                           901 Main Street, 13th Floor
                                                     Dallas, Texas  75202
                              Attn: Marie Lancaster

                                         Notice Address for All Other Purposes:

                           NationsBank of Texas, N.A.
                             444 South Flower Street
                                                     Suite 4100
                          Los Angeles, California 90071
                                                     Attn:  Brad DeSpain

                                            NATIONSBANC CAPITAL MARKETS, INC.,
                                            as Arranger

                                            By:
                                            Title:


                                            Notice Address:

                                               NationsBanc Capital Markets, Inc.
                                               901 Main Street
                                               Dallas, Texas  75202
                                               Attn:  Gary Kahn

                                            CREDIT LYONNAIS NEW YORK BRANCH


                                            By:
                                            Title:


                                            Notice Address:

                                            1301 Avenue of the Americas
                                            New York, New York  10019
                                            Attn:  Martin Golden

                                            BANQUE PARIBAS


                                            By:
                                            Title:


                                            Notice Address:

                                            2029 Century Park East
                                            Suite 3900
                                            Los Angeles, California  90067
                                            Attn:  Sean Conlon

                    THE LONG-TERM CREDIT BANK OF JAPAN, LTD., LOS ANGELES AGENCY


                                            By:
                                            Title:


                                            Notice Address:

                                            350 South Grand Avenue
                                            Suite 3000
                                            Los Angeles, California  90071
                                            Attn:  Takaomi Tomioka

                                            THE SUMITOMO BANK, LIMITED


                                            By:
                                            Title:


                                            Notice Address:

                                            777 South Figueroa Street
                                            Suite 2600
                                            Los Angeles, California  90017
                                            Attn:  Al Galluzzo

                                                    SCHEDULE 2.1

                                      LENDERS' COMMITMENTS AND PRO RATA SHARES



Lender                                     Loan Commitment    Pro Rata Share
------------------------------------------ ----------------- ------------------
NationsBank of Texas, N.A.                      $30,000,000              30.0%
Credit Lyonnais                                  25,000,000               25.0
Banque Paribas                                   15,000,000               15.0
The Long-Term Credit Bank of Japan, Ltd.         15,000,000               15.0
The Sumitomo Bank, Limited                       15,000,000               15.0
         TOTAL                                 $100,000,000               100%